Exhibit 10.4

Execution Version

THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

DATED AS OF SEPTEMBER 9, 2016

BY AND AMONG

21ST CENTURY ONCOLOGY INVESTMENTS, LLC,

21ST CENTURY ONCOLOGY HOLDINGS, INC.

AND

THE OTHER PARTIES HERETO

Table of Contents

		Page
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1	Representations and Warranties of the Company and Holdings	2
1.2	Representations and Warranties of the Securityholders	3

ARTICLE II
BOARD REPRESENTATION; SPECIAL CONSENT RIGHT

2.1	Board of Managers	3
2.2	Proxy	7
2.3	Matters Requiring Supermajority Vote	8
2.4	Vestar Consent Right	11
2.5	Termination	11

ARTICLE III
TRANSFERS OR EXCHANGES OF SECURITIES

3.1	Restrictions on Transfer of Employee Securities, TCW Securities and NYLIM Securities	11
3.2	Right of First Refusal	11
3.3	Restrictions on Transfers of Vestar Securities	13
3.4	Securities Act Compliance	16
3.5	Certain Transferees Bound by Agreement	16
3.6	Transfers in Violation of Agreement	17
3.7	Exchange of Securities	17

ARTICLE IV
SALE OF THE COMPANY; DISTRIBUTION OF PROCEEDS; TAG AND DRAG-ALONG RIGHTS

4.1	Sale of the Company	17
4.2	Drag-Along Rights	20
4.3	Tag-Along Rights	23
4.4	Distribution of Proceeds from Sale of Company	24
4.5	30% Rule Compliance	24

ARTICLE V
REGISTRATION RIGHTS; LIQUIDITY COOPERATION

5.1	Demand Registrations	25
5.2	Incidental Registration	28
5.3	Holdback Agreements	30
5.4	Registration Procedures	30
5.5	Shelf Registration	33

i

Table of Contents (continued)

ii

Table of Contents (continued)

iii

THIRD AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

This Third Amended and Restated Securityholders Agreement (this “Agreement”) is entered into as of September 9, 2016 by and among (i) 21st Century Oncology Investments, LLC (f/k/a Radiation Therapy Investments, LLC), a Delaware limited liability company (the “Company”), (ii) 21st Century Oncology Holdings, Inc. (f/k/a Radiation Therapy Services Holding, Inc.), a Delaware corporation and a wholly-owned subsidiary of the Company (“Holdings”), (iii) Canada Pension Plan Investment Board, a Canadian federal crown corporation (“CPPIB”), (iv) Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership (“Vestar V”), Vestar Capital Partners V-A, L.P., a Cayman Islands exempted limited partnership (“Vestar V-A”), Vestar Executive V, L.P., a Cayman Islands exempted limited partnership, Vestar Holdings V, L.P., a Cayman Islands exempted limited partnership, Vestar/Radiation Therapy Investments, LLC, a Delaware limited liability company (“Vestar/RTI”), and any investment fund affiliated with Vestar Capital Partners V, L.P.  that at any time acquires Securities and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (collectively, “Vestar”), (v) parties to this Agreement who are identified as Employees on the signature page hereto (each, an “Employee” and, collectively, the “Employees”), (vi) TCW/Crescent Mezzanine Partners V, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Partners VB, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Partners VC, L.P., a Delaware limited partnership, MAC Equity Holdings, LLC, a Delaware limited liability company (the entities described in this clause (vi), each, a “TCW Holder” and collectively, “TCW”)), (vii) New York Life Investment Management Mezzanine Partners II, LP, a Delaware limited partnership, and NYLIM Mezzanine Partners II Parallel Fund, LP, a Delaware limited partnership (the entities described in this clause (vii), each, an “NYLIM Holder” and collectively, “NYLIM”)), (viii) each other holder of Company Securities or Holdings Securities who hereafter executes a separate agreement to be bound by the terms hereof (Vestar, the Employees, TCW, NYLIM and each other Person that is or may become a party to this Agreement as contemplated hereby and holds Company Securities are sometimes referred to herein collectively as the “Company Securityholders” and individually as a “Company Securityholder” and CPPIB and each other Person (other than the Company) that is or may become a party to this Agreement and holds Holdings Securities are sometimes referred to herein collectively as the “Holdings Securityholders” and individually as a “Holdings Securityholder” and the Company Securityholders and the Holdings Securityholders are sometimes referred to herein collectively as the “Securityholders” and individually as a “Securityholder”).  Certain capitalized terms used herein are defined in Section 9.1.

WHEREAS, on February 21, 2008, pursuant to that certain Agreement and Plan of Merger (the “Purchase Agreement”), dated as of October 19, 2007, by and among 21st Century Oncology, Inc. (f/k/a Radiation Therapy Services, Inc.), a Delaware corporation (“Opco”), Holdings, RTS MergerCo, Inc., a Florida corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”), and the Company (solely for purpose of Section 7.2 thereof), (i) Merger Sub merged with and into Opco, with Opco surviving as a direct wholly-owned subsidiary of Holdings and (ii) certain employees and directors of Opco either contributed Opco common stock to the Company or invested cash in the Company, in each case, in exchange for Preferred Units and Class A Units of the Company (the merger and the other transactions contemplated by the Purchase Agreement, collectively, the “Acquisition”);

WHEREAS, in connection with the consummation of the Acquisition, the Company, Vestar and the Employees entered into a Securityholders Agreement on February 21, 2008 (such agreement, the “Original Agreement”);

WHEREAS, in connection with the issuance of units of limited liability company interest to TCW and certain of its affiliates who are providing mezzanine financing to Opco, the Company, Vestar, the Employees and the other Securityholders entered into an Amended and Restated Securityholders Agreement on March 25, 2008 (such agreement, the “First Amended and Restated Agreement”);

WHEREAS, in connection with the issuance of shares of Series A Convertible Preferred Stock of Holdings (the “Convertible Preferred Stock”) to CPPIB, in order to recognize modifications to governance, approval and liquidity rights applicable to the Company and its Subsidiaries, including Holdings, from and after the issuance of the Convertible Preferred Stock, the Company, the Employee Majority Holders and the Vestar Majority Holders amended and restated the First Amended and Restated Agreement on September 26, 2014 (the “Second Amended and Restated Agreement), and in connection with such amendment and restatement of the First Amended and Restated Agreement an amended and restated LLC Agreement was adopted as of such date in accordance with the terms thereof; and

WHEREAS, a Default Event (as defined in the Second Amended and Restated Agreement (without giving effect to any amendment to the Certificate of Designations on or about the date hereof)) has occurred, and, in connection therewith, as well as in connection with the issuance of additional shares of Convertible Preferred Stock to CPPIB on the date hereof, the Company and Holdings with the consent of the Employee Majority Holders, the Majority Executives, the Majority Preferred Stockholders and the Vestar Majority Holders desire to amend and restate the Second Amended and Restated Agreement as set forth herein in order to memorialize certain governance changes resulting from the occurrence of such Default Event.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree that the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1                               Representations and Warranties of the Company and Holdings.  Each of the Company and Holdings hereby represent and warrant to the Securityholders, that as of the date of this Agreement:

(a)                                 In the case of the Company, it is a limited liability company and, in the case of Holdings, it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, such party has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action, as the case may be;

(b)                                 this Agreement has been duly and validly executed and delivered by such party and constitutes a legal and binding obligation of such party, enforceable against such party in accordance with its terms; and

(c)                                  the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to such party, or (iii) conflict with, or result in a breach or default under, any term or condition of such party’s organizational documents or any agreement or instrument to which such party is a party or by which such party is bound.

1.2                               Representations and Warranties of the Securityholders.  Each Securityholder (as to himself or itself only) represents and warrants to the Company, Holdings and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

(a)                                 this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

(b)                                 the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

ARTICLE II
BOARD REPRESENTATION; SPECIAL CONSENT RIGHT

2.1                               Board of Managers.

(a)                                 Each Person that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company, Holdings or any of its Subsidiaries over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, and the Company will take all necessary and desirable actions within its control, to cause the board of managers of the Company (the “Board”) and the boards or other applicable governing bodies of Holdings and its Subsidiaries and their respective committees to be constituted, continue in existence and adjusted in accordance with this Article II, including by procuring resignations of its, his or her nominee, as required.  Subject to this Section 2.1, the Board shall be established at seven managers (or such other number as determined in a manner consistent with this Section 2), and cause to be continued in office, the following individuals:

(i)                                     two managers nominated by the Majority Preferred Stockholders (the “Preferred Managers”); provided, that, without limiting Section 2.1(o), upon the earlier to occur of (i) a Default Event or (ii) CPPIB ceasing to be the Majority Preferred Stockholders, the number of managers on the Board may be increased by the Majority Preferred Stockholders by up to three additional managers, each of whom shall be nominated by the Majority Preferred Stockholders and constitute “Preferred Managers” hereunder;

(ii)                                  one manager nominated by Vestar V, who shall initially be Robert Rosner;

(iii)                               one manager nominated by Vestar V-A, who shall initially be James L. Elrod, Jr. (the managers designated pursuant to Sections 2.1(a)(ii) through (iii), collectively, the “Vestar Managers”);

(iv)                              the Chief Executive Officer of Opco, who shall initially be William Spalding; and

(v)                                 two independent managers, neither of whom is an Affiliate of the nominating Majority Preferred Stockholders or an officer or employee of the Company (the “Independent Manager”), nominated by the Majority Preferred Stockholders after consultation with Vestar V and the Chief Executive Officer of Opco, who shall initially be Robert W. Miller and Dr. Daniel Dosoretz; provided, that the Majority Preferred Stockholders shall have the right to, at any time, increase the size of the Board by up to two additional managers in order to appoint, after consultation with Vestar V and the Chief Executive Officer of Opco, up to two additional Independent Managers.

(b)                                 Each of the Company, Holdings and Opco shall have an executive committee (each, an “Executive Committee”) of their respective board of directors or other applicable governing bodies.  Each Executive Committee shall be comprised of three members, including (i) one nominated by each of the Majority Preferred Stockholders and Vestar V and (ii) the Chief Executive Officer of Opco.  Each Executive Committee shall have and may exercise all the powers and authority of the respective board of directors or other governing bodies of such entities in the management of the business and affairs of such entity, including to take and authorize actions that would otherwise be in the jurisdiction of the Board (such board of directors or other governing bodies), except to the extent (i) such delegation of authority would not be permitted under applicable Law (assuming for this purposes that the Company is a Delaware corporation) and (ii) the power and authority is reserved to another existing committee under its existing charter (subject to the limitations in 2.1(c) below).  Each Executive Committee shall conduct its proceedings in accordance with the charters for such Executive Committee adopted on or prior to September 26, 2014.  Upon the occurrence of the earlier of (i) a Qualified IPO, (ii) a Qualified Merger and (iii) at the election of the Majority Preferred Stockholders, a Default Event, each Executive Committee shall be terminated.

(c)                                  Each of Vestar V and the Majority Preferred Stockholders shall have the right to nominate at least one member to and the Chief Executive Officer of Opco shall have the right to serve on each of the Company’s, Holdings’ and Opco’s other management committees, which consist of a compensation committee, an audit committee, a compliance committee and a capital allocation committee.  Except in connection with an initial Public Offering of Holdings, the charters of these committees shall not be modified, and no new committees created, without the consent of Vestar V and the Majority Preferred Stockholders. Except as otherwise required by applicable Law, no committee of the Board or the board of directors or other governing bodies of Holdings and Opco may bind the Board or such board of directors or other governing body.  Notwithstanding anything to the contrary in the charters of the other committees, each such committee shall report to the Executive Committee of the Company, Holdings or Opco, as applicable, for so long as the Executive Committee, of the Company, Holdings or Opco, as applicable, is in existence, and all matters in respect of which any such committee makes a recommendations shall be decided by the applicable Executive Committee.

(d)                                 The composition of the board of managers and the Executive Committee (or equivalent governing bodies) of Holdings and Opco shall be the same as the Board and the Executive Committee of the Company unless otherwise approved in writing by the Majority Preferred Stockholders.  At the request of the Majority Preferred Stockholders, the composition of the board of managers and the executive committee (or equivalent governing bodies) of any Subsidiary of Opco shall be the same as the Board and the Executive Committee of the Company.  The Majority Preferred Stockholders may waive their right to appoint any managers to such governing bodies, on a temporary or permanent basis, at any Subsidiary of Opco.

(e)                                  If at any time Vestar V notifies the other parties to this Agreement of its desire to remove, with or without cause, any Vestar Manager from the Board (and the board of managers and similar governing bodies of Holdings and Opco), and each Executive Committee, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the Subsidiaries of the Company over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such manager.

(f)                                   If at any time the Majority Preferred Stockholders notify the other parties to this Agreement of its desire to remove, with or without cause, any Preferred Manager or any Independent Manager nominated by it from the Board (and the board of managers and similar governing bodies of Holdings and Opco), and each Executive Committee, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the Subsidiaries of the Company over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such manager.

(g)                                  [Intentionally Omitted].

(h)                                 If at any time the Chief Executive Officer of Opco ceases to be employed by the Company or any of its Subsidiaries, he or she shall be deemed to have resigned from the Company and, unless otherwise reasonably determined by the Majority Preferred Stockholders, he or she will be promptly removed from the Board (and the board of managers and similar governing bodies of Holdings and Opco) and each Executive Committee.

(i)                                     Any Independent Manager elected pursuant to Section 2.1(a)(iv) may be removed by the Majority Preferred Stockholders.  If at any time the Majority Preferred Stockholders approve the removal of such Independent Manager and notify the other parties to this Agreement of their desire to remove, with or without cause, such Independent Manager, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the Subsidiaries of the Company over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such Independent Manager.

(j)                                    If at any time any Preferred Manager ceases to serve on the Board, the board of managers or similar governing body of Holdings or Opco, any Executive Committee, or the board of managers or executive committee (or similar governing bodies) of the Company’s other Subsidiaries (whether due to resignation, removal or otherwise), the Majority Preferred Stockholders shall be entitled to nominate a successor manager to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the nominated successor to be elected to fill such vacancy.

(k)                                 If at any time either of the two Vestar Managers ceases to serve on the Board, the board of managers or similar governing body of Holdings or Opco, any Executive Committee, or the board of managers or executive committee (or similar governing bodies) of the Company’s other Subsidiaries (whether due to resignation, removal or otherwise), Vestar V shall be entitled to nominate a successor manager to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the nominated successor to be elected to fill such vacancy.

(l)                                     If at any time any Independent Manager ceases to serve on the Board, the board of managers or similar governing body of Holdings or Opco, any Executive Committee, or the board of managers or executive committee (or similar governing bodies) of the Company’s other Subsidiaries (whether due to resignation, removal or otherwise), the Majority Preferred Stockholders shall be entitled to nominate a successor manager (provided, that with respect to any successor to an Independent Manager, after consultation with Vestar) to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the nominated successor to be elected to fill such vacancy.

(m)                             The Majority Preferred Stockholders shall have the sole right to appoint, terminate and replace senior officers (including the Chief Executive Officer) of the Company and each of its Subsidiaries.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company, Holdings and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause such appointment, termination and/or replacement of such senior officers at the direction of the Majority Preferred Stockholders.

(n)                                 No manager may be removed except by vote of the Persons entitled to nominate such manager.

(o)                                 Following a Default Event, in the event the Majority Preferred Stockholders have not elected to exercise the “Repurchase Option” (as defined in the Certificate of Designations) or if such Repurchase Option has been exercised but not fully satisfied, the Majority Preferred Stockholders shall have the right to nominate a majority of the members of the Board or board of directors or board of managers, as applicable of any or all of the Company, Holdings and its Subsidiaries, along with a majority of the members of any committees thereof, and the size of the Board or the applicable board of directors or board of managers or committees shall be increased to the extent necessary to give effect to this clause (o) of Section 2.1.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company, Holdings and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause such nominees of the Majority Preferred Stockholders to be elected to such Board, board of directors or board of managers and each such committee.

(q)                                 Following a “Mandatory Conversion” (as defined in the Certificate of Designations), in the event that the Majority Preferred Stockholders would hold in excess of 50% of the total issued and outstanding shares of common stock of Holdings, the Majority Preferred Stockholders shall have the right to nominate a majority of the members of the Board or board of directors or board of managers, as applicable of any or all of the Company, Holdings and its Subsidiaries, and the size of the Board or the applicable board of directors or board of managers shall be adjusted as determined by the Majority Preferred Stockholders to give effect to this clause (q) of Section 2.1.  Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company, Holdings and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause such nominees of the Majority Preferred Stockholders to be elected to such Board, board of directors or board of managers.

2.2                               Proxy.

(a)                                 In order to effectuate the provisions of Section 4.1 hereof, each holder of Employee Securities hereby grants to each of (i) the Majority Preferred Stockholders and (ii) the then-current Chief Executive Officer of Opco, or if the Chief Executive Officer of Opco shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of Opco shall be vacant, to the Chief Financial Officer of Opco, each such person to have the power to act independently, a proxy to vote at any annual or special meeting of Company Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Company Securities owned or held of record by such holder in connection with the matters set forth in Section 4.1 hereof in accordance with the provisions of Section 4.1 hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest.

(b)                                 In order to effectuate the provisions of Section 4.2 hereof, each holder of Company Securities, and the Company, as a holder of Holdings Securities, hereby grant to the Majority Preferred Stockholders exercising their rights pursuant to Section 4.2, a proxy to vote at any annual or special meeting of Company Securityholders or, in the case of the proxy from the Company, any annual or special meeting of Holdings, and to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Company Securities and all of the Holdings Securities, if applicable, owned or held of record by such holder in connection with the matters set forth in Section 4.2 hereof in accordance with the provisions of Section 4.2 hereof.  Each of the proxies granted hereby is irrevocable and is coupled with an interest.

(c)                                  To effectuate the provisions of this Article II, the secretary of each of the Company and each of the aforementioned Subsidiaries of the Company, or if there be no secretary such other officer or employee of the Company or such Subsidiaries as the board of directors (or similar governing body) of the Company or such Subsidiaries may appoint to fulfill the duties of the secretary, shall not record any vote or consent or other action contrary to the terms of this Article II.

2.3                               Matters Requiring Supermajority Vote.  Notwithstanding anything to the contrary contained in this Agreement or the LLC Agreement, for so long as any shares of Convertible Preferred Stock remain outstanding, (i) the Company shall not, to the extent referred to below, (ii) Holdings shall not, and (iii) neither the Company nor Holdings shall permit any Subsidiary of Holdings to take or commit to take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior written consent of the Majority Preferred Stockholders (with capitalized terms used in this Section 2.3 without definition having the meanings set forth in the Certificate of Designations):

(a)                           altering or changing the powers, rights or preferences of the Convertible Preferred Stock; increasing or decreasing the number of authorized shares or the par value of the Convertible Preferred Stock; reclassifying any Junior Stock or Parity Stock into Senior Stock; authorizing, creating or issuing any class or series of Senior Stock or Parity Stock, or any securities directly or indirectly convertible into or exchangeable for any Senior Stock; or amending or repealing any provision of, or adding any provision to, Holdings’ certificate of incorporation or by-laws in a manner that could reasonably be expected to affect adversely the powers, rights or preferences of the Convertible Preferred Stock; or

(b)                           Holdings or any of its Subsidiaries entering into any other line of business other than businesses substantially similar or related to Holdings’ and its Subsidiaries’ existing businesses on the date hereof; or

(c)                            any action resulting or reasonably likely to result in the Company, Holdings or any of its Subsidiaries ceasing to be duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of incorporation, including, without limitation, any voluntary initiation of any liquidation, dissolution or winding up of Holdings or any of its Subsidiaries or commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to any of the foregoing; or

(d)                           entering into any Related Party Transaction or amending or renewing any agreement related to any Related Party Transaction or waiving any of Holdings’ or any of its Subsidiaries’ rights under any such agreement; or

(e)                            any issuance of equity securities or entering into any agreement (or granting of any right capable of becoming an agreement) to issue any equity interests in Holdings or any of its Subsidiaries (including, without limitation, the issuance of warrants, options or similar rights or instruments convertible into or exchangeable for such equity interests), other than pursuant to rights or agreements existing as of the date hereof disclosed pursuant to the Subscription Agreements; or

(f)                             any declaration or payment of any cash dividend or cash distribution to any holder of equity securities of Holdings or any of its Subsidiaries (other than any declaration or payment of any cash dividend or cash distribution to Holdings by any of its wholly owned Subsidiaries); or

(g)                            prior to (i) a Qualified IPO, (ii) a Qualified Merger or (iii) the refinancing of the existing Indebtedness of Holdings and any and its Subsidiaries in form and substance satisfactory to the Majority Preferred Stockholders (it being understood for the avoidance of doubt that the use of proceeds contemplated by the Subscription Agreements shall not constitute such a required refinancing), (a) any acquisition by the Company, Holdings or any of their respective Subsidiaries, of equity interests in another Person, (b) any acquisition by the Company, Holdings or any of their respective Subsidiaries of assets constituting all or substantially all of the business (or a line of business or business unit) of any Person (any transaction described in clause (a) or this clause (b) of this Section 2.3(g), whether by merger, amalgamation, other business combination or otherwise, an “Acquisition”) or (c) participation by the Company, Holdings or any of their respective Subsidiaries in any joint venture or strategic alliance, if, in each case, after giving effect to such transaction, the aggregate of all amounts invested and all Indebtedness incurred by the Company and its Subsidiaries in connection with such transactions (less amounts funded by amounts drawn under existing debt facilities in accordance with the limitations set forth herein) is greater than $2,000,000; or

(h)                           any Acquisition (x) with an aggregate value greater than $150,000,000, or (y) that would, or could through circumstances outside CPPIB’s control, result in CPPIB not being in compliance with the 30% Rule; or

(i)                               any sale, transfer, license or pledge of assets by the Company, Holdings or any of their respective Subsidiaries having a fair market value equal to or greater than $2,000,000 in any single transaction or series of related transactions or $10,000,000 in aggregate, in each case other than (i) in the ordinary course of business, (ii) pledges required by creditors in connection with the incurrence of Indebtedness otherwise permitted hereunder or (iii) any sale, transfer, license or pledge from the Company’s Subsidiaries to Holdings or any of its other direct or indirect wholly owned Subsidiaries; or

(j)                              any sale, transfer, license or pledge of any Holdings Securities by the Company; or

(k)                           any incurrence or refinancing of Indebtedness or incurrence of liens with respect thereto by Holdings or any of its Subsidiaries to the extent that, immediately after giving effect to such incurrence, the ratio of the Consolidated Total Debt to EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would not be less than a ratio of 6.5-to-1 on a pro forma basis after giving effect to such incurrence and the use of the proceeds therefrom; or

(l)                               any amendments, extensions or waivers to the terms of Subordinated Notes or other amendments, extensions or waivers to the terms of other indebtedness that would reasonably be expected to be material to the rights associated with the Convertible Preferred Stock; or

(m)                       the conduct of any business or incurrence of any material liability or material obligation by the Company or Holdings (other than any liability or obligation resulting solely from the corporate existence of the Holdings, its status of guarantor of indebtedness of its subsidiaries or otherwise supporting its subsidiaries obligations to creditors, in connection with filings with the Securities and Exchange Commission or as otherwise permitted hereunder); or

(n)                           removal and appointment of any senior officer of any of the Company, Holdings or any of their respective Subsidiaries; or

(o)                           setting or any material change in the compensation for any officer or other key employee of the Company, Holdings or Opco, or entering into or amending any employment or severance agreement with any officer or other key employee of the Company, Holdings or Opco; or

(p)                           establishment of or amendment to any employee benefit or welfare plan of the Company, Holdings or Opco or the establishment of, or amendment to, any material terms of, any management incentive or equity plan, or other similar plan or program, of the Company, Holdings or Opco; or

(q)                           any Sale of the Company, Qualified Merger or Public Offering of securities of the Company, Holdings or any of their Subsidiaries; or

(r)                              adoption of the annual capital expenditure budget (and individual budget for M&A acquisitions in such year) approved by the board of managers of Holdings or board of directors of Opco (or, in each case, the committee thereof with authority to approve such budget), any material changes to such annual capital expenditure budgets (and individual budgets for acquisitions in such year), and any deviations from any such capital expenditure budget or individual budget by more than $5 million; or

(s)                             any action resulting in Opco ceasing to be a direct, wholly owned subsidiary of Holdings; or

(t)                              any capital contribution or other funding of the New York Proton Center Project; or

(u)                           changing the size or composition of the board of directors or board of managers of the Company, Holdings or any of its Subsidiaries (except as expressly permitted by this Agreement).

2.4                               Vestar Consent Right.  Notwithstanding anything to the contrary contained in this Agreement or the LLC Agreement, without the prior written consent of the Vestar Majority Holders, until the earlier to occur of (x) a Default Event and (y) the date on which Vestar no longer holds any Units, (i) the Company shall not, (ii) Holdings shall not, and (iii) neither the Company nor Holdings shall permit any Subsidiary of Holdings to take or commit to enter into any transaction or agreement with CPPIB or amend any agreement with CPPIB or waive any of Holdings’ or any of its Subsidiaries’ rights under any such agreement; provided that this Section 2.4, for the avoidance of doubt, shall not apply to any transaction with CPPIB that is contemplated by or is ancillary to an exercise of rights pursuant to the Certificate of Designations, this Agreement or the Subscription Agreements (it being understood that any resolution of any indemnity claim asserted by CPPIB under one of the Subscription Agreements shall have been approved by a majority of the Independent Managers).

2.5                               Termination.  The provisions of this Article II shall terminate with respect to all entities other than the Company immediately prior to the consummation of an initial Public Offering or Qualified Merger.

ARTICLE III
TRANSFERS OR EXCHANGES OF SECURITIES

3.1                               Restrictions on Transfer of Employee Securities, TCW Securities and NYLIM Securities.  Prior to the earlier of (i) a Sale of the Company and (ii) the consummation of a Public Offering, no holder of Employee Securities, TCW Securities or NYLIM Securities may Transfer any Employee Securities, TCW Securities or NYLIM Securities, as the case may be, without the prior written consent of Vestar V (which may be withheld in its sole discretion), except in an Exempt Employee Transfer, an Exempt TCW Transfer or an NYLIM Exempt Transfer, as applicable or except in connection with a Drag-Along Sale.

3.2                               Right of First Refusal.

(a)                                 If any holder of Employee Securities, TCW Securities or NYLIM Securities (for purposes of this Section 3.2(a), a “Selling Security Holder”) proposes to sell any or all of his Employee Securities, TCW Securities or NYLIM Securities, as the case may be (other than an Exempt Employee Transfer, an Exempt TCW Transfer or an Exempt NYLIM Transfer) to a third party (a “Proposed Sale”) prior to (A) a Public Offering resulting in a public market for the Securities and (B) a Sale of the Company or Drag-Along Sale (it being understood, for the avoidance of doubt, that the transactions described in clauses (A) and (B) shall not constitute a Proposed Sale), and Vestar V has consented to such Proposed Sale (which consent may be withheld in its sole discretion), such Selling Security Holder shall first notify the Company in writing, which notice shall (i) state such Selling Security Holder’s intention to sell Employee Securities, TCW Securities or NYLIM Securities, as the case may be, to one or more persons, the amount of Employee Securities, TCW Securities or NYLIM Securities to be sold, the purchase price therefor, the identity of each prospective Transferee, if known, and the other material terms of the Proposed Sale and (ii) contain an irrevocable offer to sell such Employee Securities, TCW Securities or NYLIM Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Proposed Sale (such notice, the “Proposed Sale Notice”).

(b)                                 At any time within thirty (30) days after the date of the receipt by the Company of the Proposed Sale Notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Employee Securities, all of the TCW Securities or all of the NYLIM Securities (as the case may be) covered by the Proposed Sale Notice at the same price and on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board, as applicable), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Security Holder provides to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Selling Security Holder at the principal office of the Company against delivery of certificates or other instruments representing the Employee Securities, TCW Securities or NYLIM Securities so purchased, appropriately endorsed by the Selling Security Holder.  If at the end of the 30-day period, the Company has not elected to exercise its right to purchase all of the Employee Securities, all of TCW Securities or all of the NYLIM Securities (as the case may be) covered by the Proposed Sale Notice as described above or the Company has not tendered the purchase price for such securities in the manner set forth above, Vestar shall have the right and option for fifteen (15) days after the end of the aforementioned 30-day period to purchase all of the Employee Securities, all of the TCW Securities or all of the NYLIM Securities (as the case may be) covered by the Proposed Sale Notice at the same price and on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of Vestar, at the equivalent all cash price, reasonably determined in good faith by mutual agreement of the Selling Security Holder and Vestar (provided that in the event the Selling Security Holder and Vestar are unable to mutually agree on such cash price, then such determination shall be made in accordance with Section 9.11 of this Agreement), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Security Holder provides to Vestar wire transfer instructions) (and any such non-cash consideration to be paid) to the Selling Security Holder at the principal office of the Company against delivery of certificates or other instruments representing the Employee Securities, TCW Securities or NYLIM Securities so purchased, appropriately endorsed by the Selling Security Holder.  If at the end of the 15-day period, neither the Company nor Vestar has tendered the purchase price for such securities in the manner set forth above, the Selling Security Holder may, during the succeeding 30-day period, sell not less than all of the Employee Securities, all of the TCW Securities or all of the NYLIM Securities (as the case may be) covered by the Proposed Sale to a third party on terms no less favorable to Selling Security Holder than those contained in the Proposed Sale Notice.  Promptly after such sale, the Selling Security Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of sixth (60) days following the expiration of the 30-day period during which the Company is entitled hereunder to purchase the Employee Securities, TCW Securities or NYLIM Securities, the Selling Security Holder has not completed the sale of such securities as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Employee Securities, TCW Securities or NYLIM Securities.  Any action by Vestar contemplated by this Section 3.2(b) shall be deemed to have been taken by Vestar if such action is taken by the Vestar Majority Holders.

3.3                               Restrictions on Transfers of Vestar Securities.

(a)                                 Tag-Along Rights.  Subject to the next paragraph, prior to making any Transfer of Vestar Securities (other than a Transfer described in Section 3.3(b)) any holder of Vestar Securities proposing to make such a Transfer (for purposes of this Section 3.3, a “Selling Vestar Holder”) shall give at least fifteen (15) days’ prior written notice to each holder of Employee Securities, TCW Securities and NYLIM Securities (for purposes of this Section 3.3, each an “Other Holder”) and the Company, which notice (for purposes of this Section 3.3, the “Sale Notice”) shall identify the type and amount of Vestar Securities to be sold (for purposes of this Section 3.3, the “Offered Securities”), describe the terms and conditions of such proposed Transfer, and identify each prospective Transferee.  Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Selling Vestar Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities, TCW Securities or NYLIM Securities, as the case may be, such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities, TCW Securities and NYLIM Securities pursuant to this Section 3.3(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities, TCW Securities and NYLIM Securities of the same type and class (for purpose of this Section 3.3, the Common Units shall be treated as a single class, provided that the proceeds to be received by the holders thereof shall take into account any differences in distribution rights with respect to the Class A Units, Class B Units, Class C Units and other Units constituting Common Units pursuant to Section 4.1 of the LLC Agreement) and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Preferred Stock) as the Securities which comprise the Offered Securities; (2) no Employee Security that is subject to vesting shall be entitled to be sold pursuant to this Section 3.3(a) unless such Employee Security has fully vested; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Vestar Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Vestar Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but contribution shall be based on the proceeds received in respect of Securities that are Transferred by each holder) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer.  Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.3(a) and (y) its or his pro-rata share (based upon the relative amount of Securities sold) of the costs of any sale of Securities pursuant to this Section 3.3(a) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker’s fee, finder’s fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

If none of the Other Holders gives the Selling Vestar Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.3(a)) the Selling Vestar Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within one hundred twenty (120) days after expiration of the fifteen (15) day period for giving Tag-Along Notices with respect to such Transfer.  Any such Offered Securities not Transferred by the Selling Vestar Holder during such 120-day period will again be subject to the provisions of this Section 3.3(a) upon subsequent Transfer.  If one or more Other Holders give the Selling Vestar Holder a timely Tag-Along Notice, then the Selling Vestar Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Vestar Holder shall transfer any of its units or shares, as the case may be, to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders, unless Vestar agrees to purchase the Units that such Other Holders are entitled to sell and have elected to sell in connection with such Transfer.  If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities, TCW Securities and NYLIM Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Vestar Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the “Allocable Shares”) among the Selling Vestar Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.3(a), and to consummate such Transfer on those terms and conditions):

(i)                                     each participating Securityholder (including the Selling Vestar Holder) shall be entitled to sell a number of Units or shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 3.3(a)) (not to exceed, for any Other Holder, the number of Units or shares of such class of Securities identified in such Other Holder’s Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder’s Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; provided, however, that if a Securityholder was unable to sell Securities in one or more prior Transfers effected pursuant to this Section 3.3(a) because of clause (2) of the first paragraph of this Section 3.3(a) and, as a result, the aggregate percentage of Securities sold by such Securityholder in Transfers effected pursuant to this Section 3.3(a) is less than the aggregate percentage of Securities sold by Vestar in such Transfers, then additional Allocable Shares shall be allocated to such Securityholder (not to exceed the number of Securities identified in such Securityholder’s Tag-Along Notice) in priority over other Securityholders until, after giving effect to the Transfer proposed to be effected, the aggregate percentage of Securities sold by Vestar and such Securityholder are equal;

(ii)                                  if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above, among the Selling Vestar Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

(b)                                 Excluded Transfers.  The rights and restrictions contained in Section 3.3(a) shall not apply with respect to any of the following Transfers of Securities:

(i)                                     any Transfer of Vestar Securities in a Public Sale;

(ii)                                  any Transfer of Vestar Securities to and among (A) the members or partners of Vestar and the members, partners, securityholders and employees of such partners, (B) wholly owned subsidiaries of Vestar or any Person controlled by or under the common control with Vestar and its affiliated funds (but excluding any portfolio company of Vestar or its affiliated funds) or (C) any Person controlled by any Person described above (subject to compliance with Sections 3.4 and3.5 hereof);

(iii)                               any Transfer of Vestar Securities in accordance with Section 4.1;

(iv)                              any Transfer of Vestar Securities pursuant to Section 4.2;

(v)                                 any Transfer of Vestar Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any reclassification or combination of shares (including any reverse stock split);

(vi)                              any Transfer of Vestar Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries;

(vii)                           any Transfer constituting an Exempt Individual Transfer;

(viii)                        [Intentionally Omitted]; and

(ix)                              any direct or indirect Transfer of Vestar Securities by Vestar/RTI to certain lenders (and/or their Affiliates) who are providing mezzanine financing to Opco and its Subsidiaries and/or Affiliates in connection with any sale or transfer of Vestar V’s investment in Vestar/ Opco, in whole or in part, to such lenders (and/or their Affiliates).

(c)                                  Excluded Securities.  No Securities that have been transferred by the Selling Vestar Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.3(a) (“Excluded Securities”) shall be subject again to the restrictions set forth in Section 3.3(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.3(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Vestar Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.3(a).

(d)                                 The provisions of this Section 3.3 shall terminate immediately prior to the consummation of the initial Public Offering.

3.4                               Securities Act Compliance.  No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

3.5                               Certain Transferees Bound by Agreement.  Subject to compliance with the other provisions of this Article III and the LLC Agreement, any Company Securityholder may Transfer any Company Securities held by such Company Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article IV, then the Transferor of such Company Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a Limited Partner) to become a Company Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Company Securityholder).  All Employee Securities, TCW Securities and NYLIM Securities will continue to be Employee Securities, TCW Securities and NYLIM Securities, respectively, in the hands of any Transferee (other than the Company, Vestar, any Transferee in a Public Sale or any Transferee in a Transfer pursuant to clause (e) of an Exempt TCW Transfer or an Exempt NYLIM Transfer); provided that any Employee Securities, TCW Securities or NYLIM Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(a) shall not be subject to the provisions of Section 3.1 in the hands of the Transferee or any subsequent Transferee; provided, further, any TCW Securities or NYLIM Securities transferred pursuant to clause (e) of an Exempt TCW Transfer or an Exempt NYLIM Transfer, as applicable, shall be treated similar to the TCW Securities or NYLIM Securities in the hands of the Transferee.  All Vestar Securities will continue to be Vestar Securities in the hands of any Transferee (other than the Company, the Employees or a Transferee in a Public Sale).

3.6                               Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company or Holdings, as applicable, shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

3.7                               Exchange of Securities.  Upon the issuance by Holdings or any of its Subsidiaries of shares of Common Stock or other securities of Holdings or any of its Subsidiaries or the grant of rights to acquire shares of Common Stock or such other securities or the payment by Holdings or any of its Subsidiaries of the cash value thereof to any Company Securityholder in exchange for, or otherwise in satisfaction of, or as a replacement of, Company Securities then held or recently forfeited by such Company Securityholder (whether pursuant to Section 7.6 of the LLC Agreement or otherwise), an equivalent number of shares of Common Stock held by the Company (or a number of shares having an equivalent value, in the case of a cash payment) shall be cancelled and retired (or, if elected by the Majority Preferred Stockholders, repurchased by Holdings at par value).  The parties hereto shall vote all Company Securities or Holdings Securities, as applicable, over which each such party the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, and the Company and Holdings will take all necessary and desirable actions within their respective control, to effect the foregoing.  For the avoidance of doubt, no exchange or satisfaction of securities described in this Section 3.7 shall occur (whether pursuant to Section 7.6 of the LLC Agreement or otherwise) from and after any time when the Company no longer holds any remaining shares of Common Stock.

ARTICLE IV
SALE OF THE COMPANY; DISTRIBUTION OF PROCEEDS; TAG AND DRAG-ALONG RIGHTS

4.1                               Sale of the Company.

(a)                                 If, after complying with the provisions of Section 2.3, the Board elects to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, the Board shall notify the Company and the other Company Securityholders (and CPPIB if it is a Securityholder at such time) in writing of that election, the other Company Securityholders will consent to and raise no objections to the proposed transaction, and the Company Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Board.  Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires equityholder approval pursuant to the LLC Agreement, the Company Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Company Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal, dissenters’ or similar rights which they may have in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Company Securities, the Company Securityholders will agree to sell their pro-rata share of the Company Securities being sold in such Sale of the Company on the terms and conditions approved by the Board, and the Company Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by the Board in connection with such Sale of the Company.

(b)                                 The obligations of the Company Securityholders with respect to the Sale of the Company pursuant to Section 4.1(a) are subject to the satisfaction of the following conditions:

(i)                                     upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Company Securities (if any consideration is to be received by such holders) shall receive the same form and amount of consideration per share, unit or amount of Company Securities (for purpose of this Section 4.1, the Common Units shall be treated as a single class, provided that the proceeds to be received by the holders thereof shall take into account any differences in distribution rights with respect to the Class A Units, Class B Units, Class C Units and other Units constituting Common Units pursuant to Article IV of the LLC Agreement), or if any holders of a particular class or series of Company Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option (except that members of management may be offered the option (but not required) to receive securities pursuant to a “rollover”, which option may not be offered to all Company Securityholders);

(ii)                                  if consideration is to be received by holders of Company Securities, all holders of rights (without regard to time vesting, but giving effect to performance vesting that is contingent upon the return realized in connection with such sale) to acquire a particular class or series of Company Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Company Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Company Securities received by the holders of such type and class of Company Securities in connection with the Sale of the Company less the exercise price (or limitation on distribution rights, if any) per share, unit or amount of such rights to acquire such Company Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights;

(iii)                               if consideration is to be received by holders of Company Securities, the holders of Preferred Units or, as the case may be, Preferred Stock, shall receive consideration in respect of all of the issued and outstanding shares of Preferred Units or, as the case may be, Preferred Stock equal to the amount of consideration that such holders would have received if the aggregate consideration for such Sale of the Company had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the LLC Agreement as in effect immediately prior to such Sale of the Company;

(iv)                              each Company Securityholder shall pay its pro rata share (determined in proportion to net proceeds received by such Company Securityholder in connection with such Sale of the Company) of the expenses incurred in connection with the Sale of the Company; and

(v)                                 liability for each Company Securityholder shall be several and not joint with any other Person and shall be limited to such Company Securityholder’s pro rata share (determined in proportion to net proceeds received by such Company Securityholder in connection with such Sale of the Company) of a negotiated aggregate indemnification amount or other obligation (including, without limitation any amount to be held in escrow in connection with such Sale of the Company) that applies pro rata to all Company Securityholders but that in no event exceeds the amount of net proceeds actually paid to such Company Securityholder in connection with such Sale of the Company.

(c)                                  Each Company Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable and customary costs of any sale of Company Securities pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Company Securityholders and are not otherwise paid by the Company or the acquiring party (it being understood that the reasonable and documented legal fees of one counsel for the holders of Employee Securities up to a cap as determined by the Company’s management committee prior to the Sale of the Company shall be deemed costs for the benefit of all Company Securityholders).  Costs incurred by or on behalf of a Company Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder.

(d)                                 Notwithstanding any provision in this Agreement to the contrary, Vestar Capital Partners shall be entitled to be paid fees for financial advisory services or other similar services provided by it, including, without limitation, in connection with a Sale of the Company, as set forth in the Management Agreement.

(e)                                  In the event of a sale or exchange by the Company Securityholders of all or substantially all of the Company Securities held by the Company Securityholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Company Securityholder shall receive in exchange for the Company Securities held by such Company Securityholder the same portion of the aggregate consideration from such sale or exchange that such Company Securityholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the LLC Agreement as in effect immediately prior to such sale or exchange.  Each Company Securityholder shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

(f)                                   Any action by Vestar contemplated by this Article IV shall be deemed to have been taken by Vestar if such action is taken by the Vestar Majority Holders.

(g)                                  For the avoidance of doubt, nothing in this Article IV shall require CPPIB, unless it is also a Company Securityholder, and then only in its capacity as a Company Securityholder, to take any action or otherwise cooperate with the Company or any Company Securityholder in connection with a Sale of the Company contemplated by this Section 4.1.

4.2                               Drag-Along Rights.

(a)                                 Prior to the consummation of a Qualified IPO, if the Majority Preferred Stockholders, whether alone or in combination with any other Holdings Securityholders (the “Drag-Along Group”), determine to undertake a Sale of the Company or any other sale, conveyance or other disposition of Opco, Holdings (or, at the election of the Majority Preferred Stockholders, the Company), in one or a series of related transactions and whether by merger, consolidation, sale of all or substantial portion of Opco’s or Holdings’ (or the Company’s) assets, sale of all or a substantial portion of the assets of or equity in a business unit or division of Opco, Holdings or the Company, or sale or exchange of equity interests (any such sale, a “Drag-Along Sale”), then upon written notice (the “Drag-Along Notice”) from the Drag-Along Group to the other Securityholders or Holdings Securityholders, as applicable (the “Drag-Along Securityholders”) (which notice shall include reasonable details and all material terms of the proposed sale or exchange, including the proposed time and place of closing and the form and amount of consideration to be received by the Drag-Along Securityholders), each Drag-Along Securityholder shall (1) if such Drag-Along Sale is structured as a sale or exchange of equity interests, transfer and deliver, or cause to be transferred and delivered, to the purchaser in the Drag-Along Sale the same proportion of such Drag-Along Securityholders’ Company Securities or Holdings Securities, as applicable (the “Drag-Along Securities”) as is being sold by the Drag-Along Group, in the aggregate, in the Drag-Along Sale and (2) subject to Section 4.2(d), take each of the other actions described in this Section 4.2 that are applicable to such Drag-Along Securityholder.  Subject to Section 4.2(d), the Drag-Along Group also may require each Drag-Along Securityholder (i) to agree to substantially the same terms and conditions in connection with the Drag-Along Sale as the Drag-Along Group receives, and to execute and deliver such agreements, instruments and certificates reflecting those terms and conditions as the Drag-Along Group shall execute and deliver; (ii) to deliver certificates and/or other instruments, if any, representing that portion of such Drag-Along Securityholders’ Drag-Along Securities to be transferred pursuant to this Section 4.2(a), together with Unit or other appropriate powers therefor duly executed, at the closing, free and clear of all liens; and (iii) waive any appraisal, dissenters’ or similar rights that may be available to such Drag-Along Securityholders under any law, rule, regulation, statute, agreement, organizational document or otherwise in connection with such Drag-Along Sale.

(b)                                 The consideration payable in a Drag-Along Sale (i) structured as a sale at the level of Holdings, shall (x) after payment of fees and expenses (allocated in accordance with Section 4.1(c)), reflect the relative equity value of the Holdings Securities (taking into account, for the avoidance of doubt, the “Stated Value,” as defined in the Certificate of Designations) and (y) with respect to any amount payable based upon the allocation in clause (b)(i)(x), the economic distribution among Company

Securityholders described in Section 4.1 and this Agreement shall control in distributing proceeds to the Company Securityholders and (ii) structured as a sale at the level of the Company, after payment of fees and expenses (allocated in accordance with Section 4.1(c)), shall be allocated in accordance with 4.1(e).

(c)                                  Notwithstanding anything to the contrary in this Agreement, after the Drag-Along Notice has been provided by the Drag-Along Group to the Drag-Along Securityholder pursuant to this Section 4.2(a) with respect to any Drag-Along Sale, no Drag-Along Securityholder may transfer any of its Drag-Along Securities to any Person other than pursuant to such Drag-Along Sale and in accordance with this Section 4.2(a).

(d)                                 Each Drag-Along Securityholder shall make or agree to the same representations, warranties, covenants and agreements as those made or agreed to by the Drag-Along Group in connection with any Drag-Along Sale (except that in the case of any representations, warranties, covenants and agreements pertaining specifically to any member of the Drag-Along Group, each Drag-Along Securityholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, no Drag-Along Securityholder shall (i) if not, as of immediately prior to such Drag-Along Sale, party to or bound by any non-compete, non-solicitation or similar restrictive covenant with respect to Opco, Holdings, the Company or any of its Subsidiaries, be required to agree to any non-compete, non-solicitation or similar restrictive covenant or (ii) if, as of immediately prior to such Drag-Along Sale, party to or bound by any non-compete, non-solicitation or similar restrictive covenant with respect to Opco, Holdings, the Company or any of its Subsidiaries, be required to agree to any non-compete, non-solicitation or similar restrictive covenant that is more onerous than any similar restrictive covenant to which such Drag-Along Securityholder is, as of immediately prior to such Drag-Along Sale, party to or bound by with respect to Opco, Holdings, the Company or any of its Subsidiaries.  Each Drag-Along Securityholder and member of the Drag-Along Group shall be obligated with respect to indemnification as provided in Section 4.1(b)(v), mutatis mutandis.

(e)                                  Holdings, the Company and each Securityholder shall, and shall cause each of its Affiliates to, reasonably cooperate with the Drag-Along Group in connection with any Drag-Along Sale and shall take all actions as may be reasonably necessary or desirable, at the election of the Drag-Along Group, to consummate such Drag-Along Sale, including (i) voting all of the Company Securities and Holdings Securities held by such Securityholder in favor of such Drag-Along Sale at any meeting of Securityholders or acting by written consent with respect to such securities to approve such Drag-Along Sale (whether or not such Securityholder approval of the Drag-Along Sale is required by applicable Law), (ii) using its reasonable best efforts to cause any individuals designated by such Securityholder to serve on the Board or other governing body to (x) call special Board (or other governing body) and Securityholder meetings to vote on or approve the Drag-Along Sale and (y) vote in favor of the Drag-Along Sale or to consent in writing to the Drag-Along Sale, which reasonable best efforts shall include, in the case of any Executive Holder who is a member of the Board or other governing body, taking the actions described in clauses (x) and (y) directly and, in the event that any individual designated by such Securityholder to serve on the Board or other governing body fails to take the actions described in clauses (x) or (y), removing such individual and replacing them with a new designee (or series of designees) on such Board or other governing body until the actions described in clauses (x) and (y) are completed, (iii) subject to Section 4.2(d), executing, acknowledging and delivering such agreements, consents, waivers and other documents and instruments, furnishing such information and documents, and filing such applications, reports, returns and other documents and instruments with governmental authorities, in each case, as may be reasonably necessary or desirable in connection with the Drag-Along Sale and at the Company’s sole expense (unless prohibited by any loan or other credit facility of the Company or any of its Subsidiaries and other than any separate legal counsel of any Securityholder), (iv) causing the Company to hire the nationally recognized investment bank selected by the Majority Preferred Stockholders to assist with the Drag-Along Sale process at the Company’s and its subsidiary’s expense and (v) subject to Section 4.2(d), taking such other actions as may be reasonably requested by the Drag-Along Group in connection with the Drag-Along Sale at the Company’s sole expense (unless prohibited by any loan or other credit facility of the Company or any of its Subsidiaries and other than any separate legal counsel of any Securityholder) (it being hereby acknowledged by each party hereto that such further actions may be requested by the Company, Holdings or the Drag-Along Group notwithstanding, and shall not limit in any manner the effect of, any approval, consent or waiver already given by such Securityholder hereunder).

(f)                                   Each Securityholder (other than the Majority Preferred Stockholders) hereby grants to the Drag-Along Group collectively (acting by unanimous consent) an irrevocable proxy and power of attorney (with full power of substitution), for and in the name, place and stead of such Securityholder, (i) to vote all of the Company Securities and Holdings Securities held by such Securityholder in favor of any Drag-Along Sale to be effected in accordance with this Section 4.2 at any meeting of Securityholders or to act by written consent with respect to such securities to approve such Drag-Along Sale (whether or not Securityholder approval of the Drag-Along Sale is required by applicable Law), and (ii) subject to Section 4.2(d), to take any and all other actions contemplated by Section 4.2 that may be necessary or advisable to consummate any Drag-Along Sale to be effected in accordance with this Section 4.2 or to transfer to the purchaser the Company Securities or Holding Securities, as applicable, that such Securityholder is required to transfer to the purchaser in connection with such Drag-Along Sale pursuant to this Section 4.2 (it being hereby acknowledged by each Securityholder that such actions may be taken by the Drag-Along Group notwithstanding, and shall not limit in any manner the effect of, any approval, consent or waiver already given by such Securityholder hereunder).  Each Securityholder (other than the Majority Preferred Stockholders) hereby agrees that the irrevocable proxy and power of attorney set forth in this Section 4.2(f) is given to secure the performance of the obligations of such Securityholder under this Section 4.2 and that such proxy and power of attorney shall be irrevocable, shall be deemed to be coupled with an interest, shall extend for the term of this Agreement of, if earlier, until the last date permitted by applicable Law, and shall be binding upon the successors and assigns of the applicable Securityholder.  Except as expressly contemplated by this Agreement, no Securityholder shall grant any proxy or power of attorney or become party to any voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Section 4.2.

(g)                                  Notwithstanding any provision in this Agreement to the contrary, Vestar Capital Partners shall be entitled to be paid fees for financial advisory or other similar services provided by it, including, without limitation, in connection with a Drag-Along Sale, to the extent set forth in the Management Agreement.

(h)                                 For the avoidance of doubt, it is agreed that the Majority Preferred Stockholders desire to initiate a process regarding a transaction within the scope of this Section 4.2, in furtherance of which the Majority Preferred Stockholders shall have the right to share confidential information concerning the Company, Holdings or any of their respective Subsidiaries with potential counterparties, subject to such counterparties’ execution of a customary confidentiality agreement concerning such confidential information, in a form that is reasonably acceptable to the Company.

4.3                               Tag-Along Rights.

(a)                                 Prior to the consummation of a Qualified IPO, in the event that the Majority Preferred Stockholders intend to transfer directly or indirectly any Convertible Preferred Stock or Common Stock Equivalents (a “Tag-Along Sale”) to any Person (other than any of its Affiliates), the Majority Preferred Stockholders shall give not less than five (5) days prior written notice of such intended transfer to the Company and to the other equityholders of Holdings (the “Tag-Along Offerees”).  Such notice (the “Tag-Along Offeree Notice”) shall set forth all material terms and conditions of such proposed transfer, including the name of the prospective transferee, the number of shares of Convertible Preferred Stock or Common Stock Equivalents proposed to be transferred (the “Tag-Along Securities”), the aggregate purchase price proposed to be paid therefor and the payment terms and type of transfer to be effectuated.  Within fifteen (15) days following the delivery of the Tag-Along Offeree Notice by the Majority Preferred Stockholders to the Tag-Along Offerees and to the Company, each Tag-Along Offeree shall have the opportunity and right, irrevocably exercised by delivering notice in writing to the Majority Preferred Stockholders, to sell to the purchaser (at the same time and upon substantially the same terms and conditions as the Majority Preferred Stockholders, including with respect to representations, warranties, covenants and indemnities (each of which would be made severally by each such Tag-Along Offeree, based on such Tag-Along Offeree’s share of the aggregate consideration to be paid by the purchaser)) the same percentage of the total equity value of Holdings represented by the securities held by such Tag-Along Offerees as such transfer represents with respect to the equity value of Holdings represented by the shares of Convertible Preferred Stock or Common Stock Equivalents (upon conversion of the Common Stock Equivalents) proposed to be sold by the Majority Preferred Stockholders; provided, that the consideration to be received by the Tag-Along Offerees in the Tag-Along Sale shall be (x) with respect to Tag-Along Offerees that are holders of Convertible Preferred Stock, determined on a pro rata basis in relation to the consideration to be received by the Majority Preferred Stockholders in respect of their Tag-Along Securities and (y) with respect to Tag-Along Offerees that are not holders of Convertible Preferred Stock, determined on a pro rata basis in relation to the equity value, if any, represented by the securities transferred in such Tag-Along Sale by each such Tag-Along Offeree, it being understood that the holders of the Convertible Preferred Stock being transferred in such Tag-Along Sale shall have a senior right of priority on the proceeds from any such Tag-Along Sale relative to other Tag-Along Offerees to the extent provided in the Certificate of Designations.  At the closing of any proposed transfer in respect of which a Tag-Along Offeree Notice has been delivered, the Majority Preferred Stockholders, together with all Tag-Along

Offerees so electing to sell securities pursuant to this Section 4.3 shall deliver to the proposed transferee certificates and/or other instruments representing the securities to be sold, free and clear of all liens (other than pursuant to securities laws or this Agreement), together with unit or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such securities as described in this Section 4.3.  Each Tag-Along Offeree that has exercised his, her or its right to participate in the Tag-Along Sale will bear their pro rata share (based on their respective pro rata share of the net proceeds paid by the purchaser in a Tag-Along Sale) of the costs and expenses incurred in connection with such sale.

(b)                                 The provisions of this Section 4.3 shall not apply to any (i) transfer pursuant to a Public Offering in which all Securityholders other than the Majority Preferred Stockholders have, through exercise of piggyback registration rights or otherwise, the right to sell a proportionate number of securities, at the same time, and on the same terms and conditions, as the Majority Preferred Stockholders or (ii) any Drag-Along Sale.  Notwithstanding the foregoing requirements of this Section 4.3, the Majority Preferred Stockholders may satisfy their obligations under this Section 4.3 by proceeding with the sale of its shares of Convertible Preferred Stock or Common Stock Equivalents and, after the closing of such sale, acquiring the securities that each electing Tag-Along Offeree was otherwise entitled to sell under this Section 4.3 on terms and conditions as would put each of the Majority Preferred Stockholders and the Tag-Along Offerees in the same position economically and substantially the same position otherwise as if the sale had been made by the Tag-Along Offerees directly to the purchaser in accordance with the terms and conditions of this Section 4.3.  The rights set forth in Section 4.3 shall terminate upon the consummation of a Qualified Public Offering.

4.4                               Distribution of Proceeds from Sale of Company.  Notwithstanding anything to the contrary in this Agreement, in case of a Sale of the Company or any Drag-Along Sale that occurs at the level of the Company rather than at the level of Holdings, the Convertible Preferred Stock shall have a senior right of priority on the proceeds from any such transaction relative to holders of Company Securities and the Company and the Company Securityholders, as applicable, agree that they shall subordinate their claims to such proceeds (and shall remit same to Holdings for distribution to holders of Convertible Preferred Stock) until the Stated Value (as defined in the Certificate of Designations) in respect of the Convertible Preferred Stock as of such time is satisfied.

4.5                               30% Rule Compliance

(a)                                 Notwithstanding any other provision of this Agreement, no CPPIB Entity (each, an “Applicable Entity”) will be required or permitted to make any investment in any Group Entity that would be reasonably expected to cause any such Applicable Entity to be in breach of or to contravene the 30% Rule (as supported by the written opinion of external legal counsel to such Applicable Entity at its own cost).

(b)                                 The Group Entities and the Securityholders (for purposes of this Section 4.5, excluding CPPIB) will co-operate with the relevant Applicable Entities (to the extent commercially reasonable and provided that one or more of the Applicable Entities agree to reimburse the Securityholders for all reasonable out-of-pocket costs or expenses incurred by them, if any, in respect of any such cooperation, excluding the cost of acquiring any securities) to assist the Applicable Entities to comply with the 30% Rule in relation to their investment in any Group Entity. In furtherance of the foregoing, prior to the completion of any Initial Public Offering, each Securityholder agrees to take any action or step reasonably requested by any Applicable Entity, including, without limitation, a change in the authorized capital of a Group Entity, that is necessary to avoid any breach or potential breach of the 30% Rule, or any amendment or replacement of that rule, including, without limitation, any breach or potential breach arising in connection with the potential exercise of any rights of first refusal or first offer, any pre-emptive rights, any right or obligation to transfer or exchange securities (including in connection with but prior to the completion of any Public Offering (including a Qualified IPO)) or the issuance of equity securities in any merger or other business combination (including a Qualified Merger), or any option, warrant or other right or obligation to purchase or acquire securities (including upon conversion of the Convertible Preferred Stock), in each case existing or arising under this Agreement or otherwise in relation to any Group Entity.  Notwithstanding anything contained in this Section 4.5, no Securityholder shall be required to take any action or step that has, or would reasonably be likely to have, a material adverse effect on such Company Securityholder’s, or that would reduce its ownership percentage in the Company.

(c)                                  The Group Entities agree that they will co-operate with any Applicable Entity (including, for greater certainty, following the completion of an initial Public Offering by Holdings (including a Qualified IPO)) and use reasonable efforts to provide such information or certifications as may reasonably be required by the Applicable Entities in the event the Applicable Entities make an application to the Ontario Securities Commission for a discretionary order providing a prospectus exemption from applicable Canadian securities laws to facilitate the resale of Registrable Securities or any securities issued in any merger or other business combination involving Holdings (including a Qualified Merger).

ARTICLE V
REGISTRATION RIGHTS; LIQUIDITY COOPERATION

5.1                               Demand Registrations.

(a)                                 Requests for Registration.  Subject to the provisions of Section 2.3(q) and this Article V, (i) subject to compliance with Section 4.5, the holders of a majority of Vestar Securities that constitute Registrable Securities shall have the right (the “Vestar Demand Right”), (ii) from and after September 26, 2017, the Majority Preferred Stockholders shall have the right (the “Preferred Demand Right”), and (iii) subject to compliance with Section 4.5, the Executive Holders holding a majority of such holders’ Employee Securities that constitute Registrable Securities shall have the right (the “Employee Demand Right” and, together with the Vestar Demand Right, and the Preferred Demand Right, the “Demand Registration Rights”), in each case, to request registration under the Securities Act of all or any portion of their Registrable Securities by Holdings on Form S-1 or any similar long-form registration (“Long- Form Demand Registration”) or on Form S-3 or any similar short-form registration (“Short-Form Demand Registration”), if such registration is available to Holdings, by delivering a written notice to the principal business office of Holdings, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the

“Registration Request”).  Subject to the restrictions set forth in Section 5.1(d), Holdings shall give prompt written notice of such Registration Request (the “Registration Notice”) to all other holders of Registrable Securities and will thereupon use its reasonable best efforts to effect the registration (a “Demand Registration”) under the Securities Act on any form available to Holdings of:

(i)                                     Registrable Securities that the Requesting Holders shall have requested to be included in such offering pursuant to exercise of their Demand Registration Rights;

(ii)                                  Securities that Holdings proposes to offer and sell for its own account;

(iii)                               all other Registrable Securities of the same type and class which Holdings has received a written request to register within 20 days after the Registration Notice is given pursuant to Section 5.2(a); and

(iv)                              any Securities proposed to be included in such registration by holders of applicable registration rights granted other than pursuant to this Agreement (“Other Registration Rights”), provided that Holdings has complied with Section 5.1(f) hereof.

Holders of Registrable Securities requesting Demand Registration pursuant to this Section 5.1or Incidental Registration pursuant to Section 5.2 are referred to as “Requesting Holders”.

(b)                                 Preservation of Demand Registration.  A registration undertaken by Holdings at the request of the Requesting Holder will not count as a Demand Registration:

(i)                                     if, pursuant to the Vestar Demand Right, the Preferred Demand Right or the Employee Demand Right, the Requesting Holders fail to register and sell at least 85% of the Registrable Securities requested to be included in such registration by them; or

(ii)                                  if the Requesting Holders withdraw a Registration Request (A) upon the determination of the Board to postpone the filing or effectiveness of a Registration Statement pursuant to Section 5.1(d) or (B) within ten days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

(c)                                  Priority on Demand Registration.  If the sole or managing underwriter of a Demand Registration advises Holdings in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the maximum number of Registrable Securities and other securities (the “Underwriter’s Maximum Number”) which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, then Holdings shall be required to include in such registration only such number of securities as is equal to the Underwriter’s Maximum Number (the “Demand Registration Cutback”) and Holdings and the holders of Registrable Securities shall participate in such offering in the following order of priority:

(i)                                     first, there shall be included in such registration that number of Registrable Securities that the Requesting Holders shall have requested to be included in such offering pursuant to either Section 5.1(a) or Section 5.2(a), and that does not exceed the Underwriter’s Maximum Number; provided, however, that holders who request registration pursuant to Section 5.2(a) shall not be entitled to participate in any such registration if the sole or managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of holders of Employee Securities that constitute Registrable Securities would adversely affect the marketability of the Securities being sold in such registration;

(ii)                                  second, Holdings shall be entitled to include in such registration that number of Securities that it proposes to offer and sell for its own account to the full extent of the remaining portion of the Underwriter’s Maximum Number; and

(iii)                               third, the number of Securities that other holders shall have requested to be included in such registration pursuant to Other Registration Rights, to the full extent of the remaining portion of the Underwriter’s Maximum Number; provided, however, that such other holders shall not be entitled to participate in any such registration if the sole or managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of other holders would adversely affect the marketability of the Securities being sold in such registration.

In the event that a Demand Registration Cutback results in less than all of the Securities of a particular category (i.e., Registrable Securities of the Requesting Holders pursuant to clause (i) above; Securities of Holdings pursuant to clause (ii) above; and Securities of other holders pursuant to clause (iii) above) that are requested to be included in such registration actually being included in such registration, then the number of Securities of such category that shall be included in such registration shall be allocated pro rata among all of the holders of Securities of such category that requested Securities to be included in such registration based on the relative number of shares of securities owned by each such Person (assuming for this purpose the conversion of the Convertible Preferred Stock pursuant to the Certificate of Designations).

(d)                                 Restrictions on Demand Registrations.  Neither the Vestar Demand Rights nor the Employee Demand Rights may be exercised by the holders thereof during (i) a 90 day period following a Default Event or (ii) any process associated with a Drag-Along Sale.  Except as otherwise provided in this Section 5.1(d), Holdings shall be obligated to effect (i) three Long-Form Demand Registrations and (ii) unlimited Short-Form Demand Registrations to the extent Holdings is a registrant entitled to file a registration statement on Form S-3 or any successor or similar short-form registration statement, in each case pursuant to each of the Vestar Demand Right and the Preferred Demand Right. Holdings shall not be obligated to effect an Employee Demand Right until after the first anniversary of the date of Holdings’ first Public Offering.  Thereafter, Holdings shall be obligated to effect (x) one Long-Form Demand Registration and (y) one Short-Form Demand Registration per year to the extent Holdings is a registrant entitled to file a registration statement on Form S-3 or any successor or similar short-form registration statement, in each case pursuant to an Employee Demand Right.  Any Demand Registration

following Holdings’ initial Public Offering requested must be for a firmly underwritten public offering of Registrable Securities with an expected value of at least $10 million to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to Holdings.  Holdings may delay effecting a Demand Registration, for no more than 120 days in any calendar year period, if after a request is made, Holdings has determined in good faith that the filing of a registration request would require disclosure of material information which Holdings has a bona fide business purpose for preserving as confidential, Holdings shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material or (B) 120 days after Holdings first makes such good faith determination.

(e)                                  Stock Splits.  In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Company and Holdings over which it has the power to vote or direct the voting to effect any stock split with respect to Holdings Securities which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

(f)                                   Restriction on Other Registration Rights.  Except as provided in this Agreement, Holdings shall not grant to any Persons the right to request Holdings to register any equity securities of Holdings, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities and subject to Section 2.3(p); provided that Holdings may grant rights to other Persons to participate in Incidental Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Incidental Registrations.

5.2                               Incidental Registration.

(a)                                 Requests for Incidental Registration.  At any time Holdings proposes to register any shares of Holdings Securities under the Securities Act (other than registrations on such form(s) solely for registration of Securities in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 5.1(a), whether or not for sale for its own account, Holdings will give written notice to each holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder’s rights under this Section 5.2.  Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), Holdings will use its reasonable best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which Holdings, as the case may be, has been so requested to register by the holders thereof; provided,  however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an “Incidental Registration Statement”), Holdings shall determine for any reason not to register or to delay registration of such securities, Holdings and, thereupon, (i) in the case of a determination not to register, Holdings shall be relieved of its obligation to register any Registrable Securities under this Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (ii) in the case of a determination to delay registration, Holdings shall be permitted to delay registering any Registrable Securities under this Section 5.2 during the period that the registration of such other securities is delayed.

(b)                                 Priority on Incidental Registration.  In connection with any registration not involving a Demand Registration Cutback, if the sole or managing underwriter of a registration advises Holdings in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, Holdings will include in such registration the Registrable Securities and other securities of Holdings in the following order of priority:

(i)                                     first, the greatest number of Securities of Holdings proposed to be included in such registration by Holdings for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, if any, which in the opinion of such underwriters can be so sold;

(ii)                                  second, after all Securities that Holdings proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and Securities having Other Registration Rights that are pari passu with Registrable Securities, if any, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities and Securities subject to such Other Registration rights that are pari passu based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights owned by each such holder; and

(iii)                               third, any other Securities.

(c)                                  Upon delivering a request under this Section 5.2, a Holdings Securityholder (excluding Vestar and its Affiliates, but including any transferee thereof) will, if requested by Holdings, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Holdings with respect to such Holdings Securityholder’s Securities to be registered pursuant to this Section 5.2 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Holdings Securityholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Holdings Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Holdings Securityholder’s behalf with respect to the matters specified therein.  Such

Holdings Securityholder also agrees to execute such other agreements as Holdings may reasonably request to further evidence the provisions of this Section 5.2.

5.3                               Holdback Agreements.

(a)                                 Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering or pursuant to any Rule 10b-5 trading plan then in effect), during the period beginning ten (10) days prior to, and ending (i) with respect to the initial Public Offering, 180 days after, and (ii) with respect to any underwritten offering subsequent to the initial Public Offering, 90 days after (or, if approved by the Vestar Majority Holders and the Majority Preferred Stockholders, a longer period up to 180 days after), the closing date of the underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

(b)                                 Holdings agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during (x) with respect to the initial Public Offering, the 180-day period, and (y) with respect to any underwritten offering subsequent to the initial Public Offering, the 90-day period (or, if approved by the Vestar Majority Holders and the Majority Preferred Stockholders, a longer period up to 180 days), in each case beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from Holdings at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

5.4                               Registration Procedures.  In connection with the registration of any Registrable Securities or a sale of securities pursuant to an effective shelf registration statement, as applicable, Holdings shall effect such registrations or sales to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant Holdings shall as expeditiously as possible:

(a)                                 Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause each such Registration Statement to become effective;

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) ninety (90) days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented;

(c)                                  Notify the selling holders of Registrable Securities promptly (but in any event within two business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities of Holdings, Holdings becomes aware that the representations and warranties of Holdings contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by Holdings of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction or (v) if Holdings becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)                                 Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(e)                                  Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Holdings hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;

(f)                                   Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that Holdings will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(g)                                  Upon the occurrence of any event contemplated by Section 5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)                                 Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of Holdings and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to Holdings and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of Holdings (and, if necessary, any other independent certified public accountants of any Subsidiary of Holdings or of any business acquired by Holdings for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5.7 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents)

with respect to all parties to be indemnified pursuant to said Section.  The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(i)                                     Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Holdings after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods; and

(j)                                    Use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), (i) if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the Financial Industry Regulatory Authority (“FINRA”).

Holdings may require each holder of Registrable Securities as to which any registration is being effected to furnish to Holdings such information regarding such holder and the distribution of such Registrable Securities as Holdings may, from time to time, reasonably request in writing and the Company shall be entitled to rely on such information provided; provided that such information shall be used only in connection with such registration.  Holdings may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request.  Each holder agrees that, upon receipt of any notice from Holdings of the happening of any event of the kind described in Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4, or until it is advised in writing by Holdings that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.5                               Shelf Registration.  Subject to the provisions set forth in Section 5.4, if the holders of a majority of Vestar Securities that constitute Registrable Securities so specify, or if the Majority Preferred Stockholders so specify, or if the Executive Holders holding a majority of such holders’ Employee Securities that constitute Registrable Securities so specify, in the Registration Notice that they desire Holdings to undertake a shelf registration of some or all of such Registrable Securities, then Holdings shall file with the SEC a registration statement under the Securities Act on the appropriate form pursuant to Rule 415 under the Securities Act (the “Required Registration”).  Holdings shall use its reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, Holdings shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the effectiveness thereof, (ii) the date on which all Registrable Securities have been sold pursuant to the Required Registration and (iii) the date as of which there are no longer any Registrable Securities in existence.

5.6                               Registration Expenses.  Subject to Section 5.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by Holdings shall be borne by Holdings, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or “blue sky” laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Holdings, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if Holdings so desires such insurance, (vii) internal expenses of Holdings, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including special experts, retained by Holdings.  In connection with any Demand Registration or Incidental Registration hereunder, Holdings shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, if pursuant to a Demand Registration, or Holdings, in all other cases, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

5.7                               Indemnification; Contribution.

(a)                                 Indemnification by the Company.  Holdings shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an “Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to Holdings by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by Holdings of any federal, state or common law rule or regulation applicable to Holdings and relating to action required of or inaction by Holdings in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (y) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (z) Holdings has complied with its obligations under Section 5.4(c).  Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(b)                                 Indemnification by Holders.  In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to Holdings in writing such information as Holdings reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, Holdings, its directors, officers, agents and employees, each Person who controls Holdings (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to Holdings expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by Holdings in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to Holdings within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to Holdings, and Holdings failed to include such information therein.  In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(c)                                  Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder, such Indemnified Party shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such

Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure.  The Indemnifying Parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless:  (i) the Indemnifying Parties agree to pay such fees and expenses; (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or Parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Parties or an affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties.  Whether or not such defense is assumed by the indemnifying parties, such Indemnifying Parties or Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld).  The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the Indemnified Party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or parties of a release, in form and substance satisfactory to the Indemnified Party or parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d)                                 Contribution.  If the indemnification provided for in this Section 5.7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 5.7 would otherwise apply by its terms, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such

Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.7(a) or 5.7(b) was available to such party.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.7(d).  Notwithstanding the provisions of this Section 5.7(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.8                               Rules 144 and 144A.  At all times after Holdings effects its initial Public Offering, Holdings shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if Holdings is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any holder of Registrable Securities, Holdings shall deliver to such holder a written statement as to whether it has complied with such requirements.

5.9                               Underwritten Registrations.  No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.10                        Governance following initial Public Offering or Qualified Merger.  From and after any initial Public Offering or Qualified Merger, the governance rights in Article II as they apply to Holdings and its Subsidiaries shall no longer apply, and the rights and privileges of the Securityholders with respect to such entities, including with respect to post-initial Public Offering board rights and governance rights shall be agreed upon prior to the completion of such Public Offering or Qualified Merger by the Executive Committee of the board of directors of Holdings, provided that the rights given to the Majority Preferred Stockholders shall reflect the equity value of the Convertible Preferred Stock in relation to the holders of the other Holdings Securities and, as a condition to entering into such governance arrangement or agreement, such Securityholder or Securityholders, or the Company, as applicable, shall ensure that the holders of the securities of the Common Stock of Holdings or the securities of the surviving corporation held by the stockholders of the Company prior to such transaction, in each case into which the Convertible Preferred Stock is converted, are offered such rights in respect of Holdings or the surviving corporation, as applicable, no less favorable than such rights proposed to be obtained by such Securityholders or the Company, as applicable, pursuant to such agreement or arrangement.

5.11                        No Inconsistent Agreements.  The Company has not and will not, enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this ARTICLE V or otherwise conflicts with the provisions hereof.

5.12                        Cooperation with Transfers by Convertible Preferred Stockholders.  Upon receipt by notice from any Convertible Preferred Stockholder that such Convertible Preferred Stockholder proposes to Transfer any or all of its shares of the Convertible Preferred Stock, the Company, shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (a) afford such Convertible Preferred Stockholder and the proposed transferee (and their respective representatives) reasonable access during normal business hours to the properties, contracts, books and records and other documents and data of the Company and its subsidiaries for purposes of the proposed transferee’s evaluation of the Company and its Subsidiaries, (b) furnish such proposed transferee and its representatives with such additional financial, operating and other data and information as such Convertible Preferred Stockholder or the proposed transferee may reasonably request, (c) make available to the proposed transferee and its representatives, upon reasonable advance notice and during normal business hours, the officers and representatives of the Company, as the proposed transferee may reasonably request for purposes of its evaluation of the Company and its Subsidiaries, and (d) otherwise cooperate in good faith with such Convertible Preferred Stockholder and the proposed transferee (and their respective representatives) in connection with the proposed Transfer, in the case of each of clauses (a) to (c), subject to the proposed transferee’s execution of a confidentiality undertaking reasonably acceptable to the Company; provided, however, nothing herein shall obligate the Company or any of its Subsidiaries or any other representative or agent of any of the foregoing to take any actions that would (x) result in any waiver of attorney-client privilege or any similar privilege or violate any terms of any Contract to which the Company or any of its Subsidiaries is a party or to which any of their respective assets are subject or (y) result in any violation of any applicable law.

ARTICLE VI
VENTURE CAPITAL OPERATING COMPANY; OTHER RIGHTS

6.1                               VCOC Securityholders.

(a)                                 Each of Vestar V, Vestar V-A and Vestar/RTI is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Securityholder”).  For so long as the VCOC Securityholder, directly or through one or more conduit Subsidiaries, continues to hold any Units (or other securities of the Company into which such Units may be converted or for which such Units may be exchanged), without limitation or prejudice of any the rights provided to the Securityholders hereunder, the Company shall, with respect to each such VCOC Securityholder:

(i)                                     Provide each VCOC Securityholder or its designated representative with:

(A)                               the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Securityholder shall reasonably request;

(B)                               as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)                               as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)                               to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(E)                                copies of all materials provided to the Board, and if requested, copies of all materials provided to the board of directors (or similar organization body) of the Company’s Subsidiaries, provided, that the Company shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.

(ii)                                  Make appropriate directors and officers of the Company, and its Subsidiaries, available periodically and at such times as reasonably requested by the VCOC Securityholder for consultation with the VCOC Securityholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii)                               Give the VCOC Securityholder the right to designate one non-voting board observer who will be entitled to attend all meetings of the Company’s Board, participate in all deliberations of the Board and receive copies of all materials provided to the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege;

(iv)                              To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Securityholder or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, and to provide the VCOC Securityholder or its designated representative with the right to consult with the Company with respect to such actions; and

(v)                                 Provide the VCOC Securityholder or its designated representative with such other rights of consultation which the VCOC Securityholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.

(b)                                 The Company agrees to consider, in good faith, the recommendations of each VCOC Securityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c)                                  In the event that the Company ceases to qualify as an “operating company” (within the meaning of the first sentence of 29 C.F.R. Section 2510.3-101(c)(1) of the Plan Asset Regulations), then the Company and each Securityholder will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each VCOC Securityholder shall continue to qualify as a “venture capital investment” (as defined in the Plan Asset Regulations).

6.2                               Inspection of Property.  The Company and Holdings shall permit any representative designated by the Majority Preferred Stockholders, upon reasonable notice and during normal business hours and at such other times as the Majority Preferred Stockholders or their designated representative may reasonably request, for any purpose reasonably related to Convertible Preferred Stockholders’ rights and interest as a Securityholder of Holdings or as a party to this Agreement, to (i)

visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine any books, minutes and records of the Company and its Subsidiaries (including business and financial records) and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries, in each case, under such conditions and restrictions (including a reasonable confidentiality undertaking or agreement) as the Board may reasonably prescribe.

6.3                               Financial Statements and Other Information.  The Company shall deliver the same financial statements and all other information that it is required to deliver to each Preferred Member (as defined in the LLC Agreement) and each Class A Member for so long as such Person holds more than 1.5% of the aggregate number of the Preferred Units and the Class A Units taken together, to each Convertible Preferred Stockholder in the same manner and at the same time as it is required to deliver such financial statements or other information to such Members.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1                               Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, Holdings or the Securityholders unless such modification, amendment or waiver is approved in writing by the Majority Preferred Stockholders; provided that no such modification, amendment or waiver may change the rights or obligations hereunder of holders of Employee Securities, TCW Securities, NYLIM Securities or Vestar Securities in a manner that is materially and disproportionately adverse unless approved in writing by the Employee Majority Holders, the TCW Majority Holders, the NYLIM Majority Holders, or the Vestar Securityholders, as applicable (it being understood that any modifications, amendments or waivers of Section 2.4, Section 4.2 or Section 4.3 shall be deemed materially and disproportionately adverse to the Vestar Securityholders solely for purposes of this Section 7.1 and must be approved in writing by the Vestar Securityholders).  For the avoidance of doubt, any change in a material right personal to a party to this Agreement shall be deemed a material and disproportionate adverse change with respect to any such party.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

7.2                               Termination of Agreement.  This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the Vestar Majority Holders, the Majority Preferred Stockholders, the Employee Majority Holders, the TCW Majority Holders and the NYLIM Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of an initial Public Offering or Qualified Merger.  Unless terminated earlier in accordance with the immediately preceding sentence, this Agreement will terminate solely in respect of any holder of Convertible Preferred Stock (and solely with respect to their ownership of Convertible Preferred Stock) upon the exercise by such holder of Convertible Preferred Stock of its Repurchase Option (as defined in the Certificate of Designations) pursuant to Section 8(a) of the Certificate of

Designations and full payment by Holdings to such holder of Convertible Stock the amount due to such holder pursuant to Section 8(a) of the Certificate of Designations.  The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.7 or any obligation of the parties hereto pursuant to Section 4.4, which shall survive such termination.

7.3                               Termination as to a Party.  Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.7, which shall survive).

7.4                               Issuer of Registrable Securities.  Subject to approval by the Majority Preferred Stockholders (such approval not to be unreasonably withheld) and subject to Section 3.7, prior to distributing to the holders of Units all or substantially all of the securities of any direct or indirect Subsidiary of the Company then held by the Company, the Company shall cause such Subsidiary to execute and deliver a Stockholders Agreement complying with this Section 7.4 (the “Stockholders Agreement”), which Stockholders Agreement shall be substantially on the same terms as this Agreement, including the provisions that are applicable to an issuer of Registrable Securities hereunder (taking into account that the right, privileges and obligations of the parties hereto are different in respect to the Company and in respect of Holdings and the Subsidiaries of the Company), and each Person, other than the Company, that is a party to this Agreement shall, subject to the approval of the form of such Stockholders Agreement by the Majority Preferred Stockholders, execute and deliver the Stockholders Agreement. For the avoidance of doubt, in no event may such Stockholders Agreement be more favorable to any party (other than the Convertible Preferred Stockholders) than the terms hereof, or less favorable or more burdensome to the Convertible Preferred Stockholders than the terms hereof. In addition, if the issuer has consummated its initial Public Offering, then any provision of this Agreement that, pursuant to the terms of this Agreement, terminates upon an initial Public Offering shall be excluded from the Stockholders Agreement, and, in any event, this Section 7.4 shall not be included in the Stockholders Agreement.

ARTICLE VIII
PARTICIPATION RIGHTS

8.1                               Participation Right.  In the event the Company proposes to sell or issue New Units (as defined in hereof) in one transaction or a series of related transactions, each holder of Class A Units (a “Class A Holder”) and each Convertible Preferred Stockholder shall have the right (the “Participation Right”) to irrevocably subscribe for its Pro Rata Portion of the New Units to be offered in such proposed sale.  “Pro Rata Portion” of the New Units for purposes of this Section 8.1, means (x) the aggregate number of New Units multiplied by (y) the aggregate number of outstanding Class A Units and the Class A Unit Equivalent of Convertible Preferred Stock such Class A Holder or Convertible Preferred Stockholder then owns divided by (z) the total number of Class A Units then outstanding and Class A Unit Equivalent of all Convertible Preferred Stock then outstanding.  To the extent any New Units subject to Participation Rights shall remain unsubscribed for after exercise by the Class A Holders and Majority Preferred Stockholders of their participation right pursuant to this Section 8.1, each Class A Holders and Convertible Preferred Stock Holder that exercised its Participation Right in full (the “Exercising Holders”) shall have the right to purchase up to its pro rata share of the remaining New

Units (based on the relative number of New Units in respect of which each Exercising Holder exercised its Participation Right pursuant to the first sentence of this Section 8.1).  If any New Units subject to Participation Rights shall remain unsubscribed for after the Class A Holders and Majority Preferred Stockholders shall have exercised their respective rights pursuant to this Section 8.1, the Company shall have one hundred eighty (180) days thereafter to sell such remaining New Units, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 8.3. For purposes of this Article VIII, “Class A Unit Equivalent” means, with respect to each share of Convertible Preferred Stock, such number of Class A Units as would result in the total number of Class A Unit Equivalents in respect of all outstanding Convertible Preferred Stock representing 50% of the product of (i) the number of then-outstanding Class A Units multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus 0.50.

8.2                               Definition of New Units.  “New Units” shall mean any (i) Units, or (ii) any warrants, rights, calls, options or other securities exchangeable for or exercisable or convertible into units or any other security entitled to participate in the Company’s profits, in each case to be issued by the Company to any Person; provided, that New Units shall not include any type of security distributed to Company Securityholders as a dividend or distribution in accordance with Section 4.1 of the LLC Agreement.

8.3                               Notice from the Company.  In the event the Company proposes to undertake an issuance of New Units, the Company shall give each Class A Holder and each Convertible Stockholder written notice of such proposal (the “Sale Participation Notice”), describing the type of New Units and the price and the terms and conditions upon which the Company proposes to issue the same, and setting forth the pro rata portion of the New Units that such Class A Holder or Convertible Preferred Stockholder is entitled to purchase pursuant to its Participation Right.  For a period of twenty (20) business days following the receipt of such notice from the Company, the Company shall be deemed to have irrevocably offered to sell to each Class A Holder and each Convertible Preferred Stockholder such number of New Units as set forth above for the price and upon the terms specified in the notice.  Each Class A Holder and each Convertible Preferred Stockholder may irrevocably exercise its Participation Right hereunder by giving written notice to the Company and stating therein the quantity of New Units to be purchased within twenty (20) business days following the receipt of the Sale Participation Notice from the Company.

8.4                               Closing.  The closing of any such issuance or sale to a Class A Holder or Convertible Preferred Stockholder shall take place as proposed by the Company with respect to the New Units to be issued or sold no earlier than twenty (20) days after the Company receives notice of the exercise of the Participation Right but no later than sixty (60) days after the issuance of the New Units with respect to which such Participation Right was exercised, at which closing the Company shall deliver certificates for the New Units (if the Units are evidenced by certificates) in the name of such Class A Holder or Convertible Preferred Stock Holder, as applicable, against receipt of the consideration therefor.  If the consideration for the New Units is other than cash, the applicable Class A Holder or Convertible Preferred Stock Holder shall be entitled to deliver cash in lieu thereof in an amount equal to the fair market value of such non-cash consideration, as reasonably determined by the Board in its sole discretion.

8.5                               Compliance.  Nothing in this Article VIII shall be deemed to prevent any Person from purchasing any New Units without the Company first complying with the provisions of Section 8.1; provided that in connection with such purchase (a) the Company gives prompt notice of such purchase to each Class A Holder and each Convertible Preferred Stockholder, but in any event within thirty (30) days after such purchase, which notice shall describe in reasonable detail the New Units being issued and the purchase price thereof, and (b) the purchasers in such issuance (the “Purchasers”) and the Company take all steps reasonably necessary to enable each Class A Holder and each Convertible Preferred Stockholder to effectively exercise its Participation Right with respect to the purchase of its Pro Rata Portion of the New Units issued to the Purchasers after such purchase by the Purchasers on the terms specified in this Article VIII within sixty (60) days thereafter.

8.6                               Convertible Preferred Stockholder Participation Right.

(a)                                 Without limiting Section 2.3 or any of the rights and privileges of the Majority Preferred Stockholders under the Certificate of Designations and the organizational documents of Holdings, in the event (i) the Company or Holdings proposes to incur New Indebtedness from a third party or (ii) Holdings proposes to sell or issue any New Holdings Securities (as defined in Section 8.6(b)), in each case, in one transaction or a series of related transactions, each Convertible Preferred Stockholder shall have the right (the “Preferred Stock Participation Right”) to (x) provide up to its Pro Rata Share of the Preferred Stock Ownership Percentage of the New Indebtedness or (y) subscribe for up to its Pro Rata Share of the Preferred Stock Ownership Percentage of New Holdings Securities to be incurred or offered in such proposed incurrence or sale.  “Pro Rata Share” for purposes of this Section 8.6, means the product obtained by multiplying (x) the aggregate principal amount of the New Indebtedness to be incurred by the Company or Holdings by (y) a fraction, the numerator of which is the aggregate number of outstanding Convertible Preferred Stock such holder of Convertible Preferred Stock then owns and the denominator of which is the total number of shares of Convertible Preferred Stock then outstanding and “Preferred Stock Ownership Percentage” means 50%.  To the extent any New Indebtedness or New Holdings Securities subject to Holding Preferred Stock Participation Rights shall remain unsubscribed for after exercise by the Majority Preferred Stockholders of their participation right pursuant to this Section 8.6, each holder of Convertible Preferred Stock that exercised its Convertible Preferred Stockholder Participation Right in full (each an “Exercising Preferred Stock Holder”) shall have the right to provide or purchase, as applicable, up to its pro rata share of the remaining portion of the Preferred Share Percentage of New Indebtedness or New Holdings Securities, as applicable (based on the relative principal amounts or relative number of New Holdings Securities in respect of which each Exercising Preferred Stock Holder exercised its Preferred Stock Holder Participation Right pursuant to the first sentence of this Section 8.6).  Any portion of the New Indebtedness or New Holdings Securities that the Majority Preferred Stockholders do not elect to provide or purchase, as applicable, after the Majority Preferred Stockholders shall have exercised their respective rights pursuant to this Section 8.6(a), the Company or Holdings, as applicable, shall have one hundred eighty (180) days thereafter to place the remaining New Indebtedness or sell such remaining

New Holdings Securities, at a price and upon terms no more favorable to the lenders or purchasers thereof than specified in the Company’s notice given pursuant to Section 8.6(c).  For the avoidance of doubt, each Convertible Preferred Stockholder’s Preferred Stock Participation Right in respect of New Indebtedness shall also include the right of such Convertible Preferred Stockholder to subscribe for its pro rata share of the Converted Ownership Percentage of any securities issued to any other lender in respect of such New Indebtedness as an “equity kicker” on the same terms as such other lender or lenders.

(b)                                 “New Holdings Securities” shall mean any (i) shares of the capital stock of Holdings, or (ii) any warrants, rights, calls, options or other securities exchangeable for or exercisable or convertible into units or any other security entitled to participate in Holdings’ profits, in each case to be issued by Holdings to any Person.  “New Indebtedness” shall mean any Indebtedness to be incurred by the Company after the date hereof.

(c)                                  Closing.  The closing of any such issuance or sale to a holder of Convertible Preferred Stock shall take place as proposed by Holdings with respect to the New Holdings Securities to be issued or sold no earlier than twenty (20) days after the Holdings receives notice of the exercise of the Participation Right but no later than sixty (60) days after the issuance of the New Holdings Securities with respect to which such Participation Right was exercised, at which closing Holdings shall deliver certificates for the New Holdings Securities (if evidenced by certificates) in the name of such holder of Convertible Preferred Stock, against receipt of the consideration therefor.  If the consideration for the New Holdings Securities is other than cash, the applicable holder of Convertible Preferred Stock shall be entitled to deliver cash in lieu thereof in an amount equal to the fair market value of such non-cash consideration.

8.7                               Exempted Issuances.  The provisions of Sections 8.1 through Section 8.6 above shall not apply to the following issuances of Securities:

(a)                                 any Securities issued in connection with the exercise, conversion or exchange of any Securities of the Company or Holdings that were not issued in violation of this Article VIII, any subdivision of Securities (including any dividend or split), any combination of Securities (including any reverse split) or any recapitalization, reorganization or reclassification of the Company or Holdings.

(b)                                 any Securities issued to employees, officers, directors, consultants and other service providers of or to the Company or any of its Subsidiaries (other than Vestar or any of its Affiliates) in exchange for services pursuant to any agreement or arrangement approved by the Board;

(c)                                  any securities issued to third party lenders as “equity kickers” in connection with what is primarily a loan transaction pursuant to any agreement or arrangement approved by the Board, except in connection with the exercise by any holder of Convertible Preferred Stock of its participation rights pursuant to Section 8.6(a)(ii); and

(d)                                 any securities issued to the sellers or a comparable party in connection with an acquisition, including by merger or consolidation, of any business, entity, asset or group of related assets.

8.8                               Termination of this Section Upon a Public Offering.  The provisions of this Article VIII shall terminate immediately prior to the consummation of a Qualified IPO or a Qualified Merger.

ARTICLE IX
MISCELLANEOUS

9.1                               Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Acquisition” has the meaning given such term in the Recitals.

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person’s Family Group.

“Agreement” has the meaning set forth in the preface.

“Allocable Shares” has the meaning set forth in the second paragraph of Section 3.3(a).

“Applicable Entity” has the meaning set forth in the second paragraph of Section 4.5(a).

“Board” has the meaning given to such term in Section 2.1(a).

“Certificate of Designations” means the certificate of designations of the Convertible Preferred Stock, as it may be amended from time to time.

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Class A Holder” has the meaning set forth in Section 8.1.

“Class A Units” has the meaning set forth in the LLC Agreement.

“Closing Date” means the closing date of the transactions contemplated by the Purchase Agreement.

“Common Stock” means, collectively, (i) the common stock of Holdings, or (ii) following a Qualified Merger, the common stock of the surviving corporation in the Qualified Merger.

“Common Stock Equivalents” means (without duplication with any Class A Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Units, Common Stock or securities exercisable for or convertible or exchangeable into Class A Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Common Units” means, collectively, Class A Units, Class B Units, Class C Units and any other class of Units issued by the Company as determined by the Board.

“Company” has the meaning set forth in the preface.

“Company Securities” means, collectively, (i) Units or other interests in the Company (including new classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board); (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company.

“Company Securityholders” has the meaning given to such term in the preamble.

“Consolidated Total Debt” has the meaning set forth in the Certificate of Designations.

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

“Converted Ownership Percentage” has the meaning set forth in the Certificate of Designations.

“Core Business” means the business of providing radiation therapy services (both technical and professional) through the establishment, development, operation and management of radiation treatment centers.

“Convertible Preferred Stock” means the Series A Convertible Preferred Stock of Holdings.

“CPPIB” means the Canada Pension Plan Investment Board established under the Canada Pension Plan Investment Board Act, S.C. 1997, c. 40.

“CPPIB Entity” means CPPIB and any subsidiary thereof, as that term is defined in the Canada Pension Plan Investment Board Act.

“Default Event” has the meaning set forth in the Certificate of Designations.

“Demand Registration” has the meaning given to such term in Section 5.1(a).

“Demand Registration Cutback” has the meaning given to such term in Section 5.1(c).

“Demand Registration Rights” has the meaning given to such term in Section 5.1(a).

“Dosoretz Rollover Subscription Agreement” means the Management Stock Contribution and Unit Subscription Agreement by and between Radiation Therapy Investments, LLC and Dr. Daniel Dosoretz, dated as of the Closing Date.

“Drag-Along Group” has the meaning given to such term in Section 4.2(a).

“Drag-Along Notice” has the meaning given to such term in Section 4.2(a).

“Drag-Along Sale” has the meaning given to such term in Section 4.2(a).

“Drag-Along Securities” has the meaning given to such term in Section 4.2(a).

“Drag-Along Securityholders” has the meaning given to such term in Section 4.2(a).

“EBITDA” means, with respect to any fiscal period, “Consolidated EBITDA” as defined in the Certificate of Designations.

“Employee” has the meaning give to such term in the preface.

“Employee Demand Right” has the meaning giving to such term in Section 5.1(a).

“Employee Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Class A Units or, as the case may be, Common Stock constituting Employee Securities.

“Employee Preferred Units” means any Preferred Units held by any Employee or such Employee’s permitted assigns.

“Employee Securities” means (a) Units acquired by the Employees on or after the date of the Original Agreement under the Management Subscription Agreements, (b) any Securities, Common Stock or Common Stock Equivalents hereafter acquired by any holder of Employee Securities, and (c) any securities issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Securities” has the meaning set forth in Section 3.3(c).

“Executive Committee” has the meaning set forth in Section 2.1(b).

“Executive Holders” means each of the individuals listed on Exhibit A attached hereto, their replacements and any other Securityholder who is added to Exhibit A by Board with the consent of the Majority Executives.

“Exempt Employee Transfer” means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(b), (b) pursuant to a Sale of the Company under Section 4.1, (c) to the Company pursuant to a call option or put option (if any) under any Management Subscription Agreement or otherwise, (d) pursuant to an exercise of registration rights pursuant to Article V, (e) upon the death of the holder pursuant to the applicable laws of descent and distribution, (f) solely to or among such Employee’s Family Group, (g) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split), (h) to Vestar or (i) in connection with any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

“Exempt Individual Transfer” means a Transfer of Vestar Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such Person’s Family Group, (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or (d) in connection with any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

“Exempt NYLIM Transfer” means a Transfer of NYLIM Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(b), (b) pursuant to a Sale of the Company under Section 4.1, (c) pursuant to an exercise of registration rights pursuant to Article V, (d) to any Affiliate of NYLIM, so long as (x) such transferee remains an Affiliate of the NYLIM Holder who Transferred its NYLIM Securities to such transferee and (y) such transferee does not Transfer the NYLIM Securities to a Person who is not an Affiliate of the NYLIM Holder who Transferred its NYLIM Securities to such transferee, (e) to any Person in connection with the transfer by the same NYLIM Holder of any 2015 Notes to such Person in the same relative proportions, provided that Vestar V or the Company has consented to such transfer of the 2015 Notes, (f) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split), (g) to Vestar, (h) in connection with any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

“Exempt TCW Transfer” means a Transfer of TCW Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Sale of the Company under Section 4.1, (c) pursuant to an exercise of registration rights pursuant to Article V, (d) to any Affiliate of TCW, so long as (x) such transferee remains an Affiliate of the TCW Holder who Transferred its TCW Securities to such transferee and (y) such transferee does not Transfer the TCW Securities to a Person who is not an Affiliate of the TCW Holder who Transferred its TCW Securities to such transferee, (e) to any Person in connection with the transfer by the same TCW Holder of any 2015 Notes to such Person in the same relative proportions, provided that Vestar V or the Company has consented to such transfer of the 2015 Notes, (f) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split), (g) to Vestar, (h) in connection with any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Group Entity” means the Company, Holdings and each of their respective subsidiaries.

“Holdings” has the meaning given such term in the Preamble.

“Holdings Securities” means, collectively, (i) shares or other equity interests in Holdings (including new classes or series thereof having such powers, designations, preferences and rights as may be determined by the board of directors of Holdings); (ii) obligations, evidences of indebtedness or other securities or equity interests convertible or exchangeable into shares or other interests in Holdings; and (iii) warrants, options or other rights to purchase or otherwise acquire shares or other equity interests in Holdings.

“Holdings Securityholders” has the meaning given to such term in the preamble.

“Incidental Registration” has the meaning given such term in Section 5.2(a).

“Indebtedness” has the meaning given to such term in the Certificate of Designations.

“Indemnified Party” has the meaning given such term in Section 5.7(a).

“Independent Manager” has the meaning given such term in Section 2.1(a)(v).

“LLC Agreement” means the limited liability company agreement among the Company and its members, as amended from time to time.

“Limited Partner” means a limited partner of Vestar (excluding any such limited partner who is an employee either of the general partner of Vestar or an Affiliate of the general partner of Vestar).

“Long-Form Demand Registration” has the meaning given to such term in Section 5.1(a).

“Losses” has the meaning given such term in Section 5.7.

“Majority Executives” means the holders of a majority of Class A Units held by the Executive Holders.

“Majority Preferred Stockholders” has the meaning assigned to the term “Majority Holders” in the Certificate of Designations, provided that from and after conversion of the Convertible Preferred Stock, such term shall include holders of a majority of the Common Stock into which such Convertible Preferred Stock has been converted and, if the Warrant Agreement has been exercised, the Common Stock issued pursuant thereto, excluding any such Common Stock which has ceased to constitute a Registrable Security hereunder.

“Management Agreement” means the management agreement in effect as of the closing of the transactions contemplated by the 2016 Subscription Agreement (giving effect to the amendments thereto entered into as of the date hereof) among the Company, the Subsidiaries of the Company named therein and Vestar Capital Partners.

“Management Subscription Agreements” means the unit subscription agreements between the Company and the respective Employees.

“Merger Sub” has the meaning given such term in the Recitals.

“New Units” has the meaning given such term in Section 8.2.

“NYLIM” has the meaning given such term in the Recitals.

“NYLIM Holder” has the meaning given such term in the Recitals.

“NYLIM Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Class A Units or, as the case may be, Common Stock constituting NYLIM Securities.

“NYLIM Securities” means (a) Units acquired by NYLIM on or after September 26, 2014, (b) Securities, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by NYLIM, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Offered Securities” has the meaning given such term in Section 3.3(a).

“Opco” has the meaning given such term in the Recitals.

“Original Agreement” has the meaning given such term in the Recitals.

“Other Holder” has the meaning given such term in Section 3.3(a).

“Other Registration Rights” has the meaning given such term in Section 5.1(a)(iv).

“Ownership Percentage” means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

“Participation Right” has the meaning given to such term in Section 8.1.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Preferred Stock” means collectively, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the preferred stock and any other class or series of authorized capital stock of the Company that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Preferred Units” has the meaning set forth in the LLC Agreement.

“Priority Right” has the meaning given such term in Section 5.1(c)(ii).

“Proceeding” has the meaning given such term in Section 5.7(c).

“Proposed Sale” has the meaning given such term in Section 3.2(a).

“Proposed Sale Notice” has the meaning given such term in Section 3.2(a).

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act; provided that a Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing Securityholders or Employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor forms).

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Purchase Agreement” has the meaning given such term in the Recitals.

“Purchasers” has the meaning given to such term in Section 8.5.

“Qualified Exchange” has the meaning set forth in the Certificate of Designations.

“Qualified IPO” has the meaning set forth in the Certificate of Designations.

“Qualified Merger” has the meaning set forth in the Certificate of Designations.

“Registrable Securities” means common shares of Holdings, including those receivable upon conversion of Convertible Preferred Stock or upon exercise of the warrants under the Warrant Agreement and common equity securities of Holdings issued or issuable with respect to Holdings common stock by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates not bearing the legend set forth in Section 9.2(b) hereof shall have been delivered by Holdings and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.

“Registration Expenses” means all amounts payable by Holdings pursuant to Section 5.6.

“Registration Notice” has the meaning given such term in Section 5.1(a).

“Registration Request” has the meaning given such term in Section 5.1(a).

“Registration Statement” means any registration statement of Holdings under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in the Certificate of Designations.

“Related Party Transaction” has the meaning set forth in the Certificate of Designations.

“Requesting Holders” has the meaning given such term in Section 5.1(a).

“Rule 144” means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Sale Notice” has the meaning given such term in Section 3.3(a).

“Sale of the Company” means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of related Persons (other than any Transfer pursuant to Section 3.3(b) or any Exempt Employee Transfer) on an arm’s-length basis, pursuant to which such Person or group of related Persons directly or indirectly (a) acquires (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Class A Units or voting stock of the Company, Holdings or Opco or (b) acquires assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided that in no event shall a Sale of the Company be deemed to include any transaction effected solely for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company, Holdings or Opco or any Transfer to a Person (whether a corporation, limited liability company or otherwise) that is a wholly-owned Subsidiary of, parent of, equity interest holder of, or is controlled by or under the common control of any Person described in this clause (i) that does not directly or indirectly change in a material respect the ownership of the Company, Holdings or Opco or (ii) contributing stock or other securities to Subsidiaries of the Company.

“Sale Participation Notice” has the meaning given to such term in Section 8.3.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholder” has the meaning given such term in the preface.

“Selldown Investor” has the meaning given such term in Section 3.3(b)(viii).

“Selldown Securities” has the meaning given such term in Section 3.3(b)(viii).

“Selling Security Holder” has the meaning given such term in Section 3.2(a).

“Selling Vestar Holder” has the meaning given such term in Section 3.3(a).

“Short-Form Demand Registration” has the meaning given to such term in Section 5.1(a).

“Subordinated Notes” has the meaning set forth in the Certificate of Designations.

“Subscription Agreements” shall mean, collectively, the 2014 Subscription Agreement and the 2016 Subscription Agreement.

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Tag-Along Notice” has the meaning given such term in Section 3.2(a).

“Tag-Along Offerees” has the meaning given such term in Section 4.3(a).

“Tag-Along Offeree Notice” has the meaning given such term in Section 4.3(a).

“Tag-Along Securities” has the meaning given such term in Section 4.3(a).

“TCW” has the meaning given such term in the Recitals.

“TCW Holder” has the meaning given such term in the Recitals.

“TCW Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Class A Units or, as the case may be, Common Stock constituting TCW Securities.

“TCW Securities” means (a) Units acquired by TCW on or after the date of this Agreement, (b) Securities, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by TCW, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“30% Rule” means those restrictions set out in Section 13 of the Canada Pension Plan Investment Board Regulations, SOR/99-190, that prohibit CPPIB from investing directly or indirectly in the securities of a corporation to which are attached more than 30% of the votes that may be cast to elect the directors of that corporation.

“2014 Subscription Agreement” has the meaning ascribed to such term in the Certificate of Designations.

“2015 Notes” means the 13.50% Senior Subordinated Notes due March 25, 2015, issued pursuant to that certain Purchase Agreement, dated as of March 25, 2008, by and among Opco and the guarantors and purchasers named therein.

“2016 Subscription Agreement” has the meaning ascribed to such term in the Certificate of Designations.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof, with correlative meaning) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

“Underwriter’s Maximum Number” has the meaning given to such term in Section 5.1(c).

“Units” has the meaning set forth in the LLC Agreement.

“Vestar” has the meaning set forth in the preface.

“Vestar/RTI” has the meaning set forth in the preface.

“Vestar V” has the meaning set forth in the preface.

“Vestar V-A” has the meaning set forth in the preface.

“Vestar Demand Right” has the meaning given to such term in Section 5.1(a).

“Vestar Managers” has the meaning given such term in Section 2.1(a)(iii).

“Vestar Majority Holders” means the Person or Persons holding a majority of the Preferred Units or Preferred Stock and a majority of the Class A Units or Common Stock constituting Vestar Securities.

“Vestar Preferred Units” means any Preferred Units held by Vestar, its Affiliates or any of their permitted assigns.

“Vestar Securities” means (a) Units acquired by Vestar on or after the date of the Original Agreement, (b) Securities, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by Vestar, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Warrant Agreement” has the meaning set forth in the 2014 Subscription Agreement.

9.2                               Legends.

(a)                                 Securityholders Agreement.  Each certificate or instrument evidencing Company Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Company Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE [“EMPLOYEE SECURITIES”] [“VESTAR SECURITIES”] [“TCW SECURITIES”] [“NYLIM SECURITIES”] UNDER A CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT DATED AS OF MARCH 25, 2008 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT.  A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)                                 Restricted Securities.  Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c)           Removal of Legends.  Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

9.3          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.4          Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, except that this Agreement shall not supersede the covenants and agreements set forth in Section 5.9 (Director and Officer Liability) of the Purchase Agreement, or in the Subscription Agreement which shall be incorporated herein by reference.

9.5          Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

9.6          Counterparts.  This Agreement may be executed in separate counterparts (including by means of telecopy or electronically transmitted signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

9.7          Remedies.  The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

9.8          Further Assurances.  Each Person that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company, Holdings or Opco as applicable, over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, including by approving and causing the amendment of the certificate of incorporation of Holdings, to give effect to the provisions and carry out the purpose of this Agreement and the Certificate of Designations.

9.9          Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.  The Company’s and Holdings’ address is:

c/o Vestar Capital Partners
245 Park Avenue, 41st Floor,
New York, NY 10167
Facsimile:	(212) 880-4922
Attention:	General Counsel

and to:

21st Century Oncology, Inc.
2270 Colonial Boulevard
Fort Myers, FL 33907
Facsimile:	(516) 301-5778
Attention:	General Counsel

with a copy (with shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich
Constantine Skarvelis

A copy of each notice given to the Company or Holdings shall be given to Vestar (and no notice to the Company or Holdings shall be effective until such copy is delivered to Vestar) at the following addresses:

Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
New York, New York 10167
Attention:	General Counsel
Facsimile: (212) 808-4922

With a copy (with shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	Michael Movsovich
Constantine Skarvelis
Facsimile: (212) 446-4900

and

21st Century Oncology Inc.
2234 Colonial Boulevard
Fort Myers, Florida 33907
Attention: General Counsel
Facsimile: (239) 931-7380

A copy of each notice given to the Company or Holdings shall also be given (and no notice to the Company or Holdings shall be effective until such copy is so given) to (i) CPPIB as long as it holds Securities at the following addresses and (ii) if CPPIB ceases to be the Majority Preferred Stockholder, to one or more representatives of the Majority Preferred Stockholders that may be designated at the time of CPPIB’s transfer to such party or parties:

Canada Pension Plan Investment Board
One Queen Street East
Suite 2500
Toronto, ON
Canada
M5C 2W5
Facsimile:	(416) 868-8690
Attention:	Managing Director, Head of Relationship Investments

and to:

Canada Pension Plan Investment Board
One Queen Street East
Suite 2500
Toronto, ON
Canada
M5C 2W5
Facsimile:	(416) 868-4760
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Facsimile:	(212) 909-6836
Attention:	Kevin M. Schmidt

A copy of each notice given to an Executive Holder, a TCW Holder or other Securityholder (other than Vestar) shall be delivered to the address as shown on the Unit or stockholder register of the Company or Holdings, as applicable.

9.10        Governing Law.  The Delaware Limited Liability Company Act (and, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the relevant state corporation law) shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

9.11        Arbitration of Valuation of Equivalent Cash Price.  If the Selling Security Holder and Vestar disagree in good faith with respect to the valuation of the equivalent cash price of the non-cash consideration delivered in connection with a Proposed Sale pursuant to Section 3.2(b) and have not resolved such disagreement within thirty (30) days after the date of receipt of notice of Vestar’s election to purchase all of the Employee Securities, all of the TCW Securities or all of the NYLIM Securities (as the case may be) covered by the Proposed Sale Notice under Section 3.2(b), an Arbiter selected by mutual agreement of the Selling Security Holder and Vestar shall make a determination of such valuation of the non-cash consideration component of the Proposed Sale solely by (i) reviewing a single written presentation (together with any supporting documentation) timely made by each of the Selling Security Holder and Vestar setting forth their respective valuations and the bases therefore and (ii) accepting either Vestar’s or the Selling Security Holder’s proposed valuation.  The fees and expenses incurred with respect to the Arbiter, as well as the reasonable out-of-pocket fees and expenses (including, without limitation, reasonable fees and expenses of one counsel and one accountant, appraiser or investment banking firm) incurred by or on behalf of the Selling Security Holder, shall be borne by the Company.  For purposes of this Section 9.11, the Company shall make available to the

Vestar and the Selling Security Holder all data (including, without limitation, reports of employees and outside advisors) necessary to determine the valuation of the equivalent cash price of the non-cash consideration noted above, and other relevant data reasonably requested by the Vestar and the Selling Security Holder.

9.12        Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Securityholders Agreement on the day and year first above written.

21ST CENTURY ONCOLOGY INVESTMENTS, LLC

By:	/s/ James L. Elrod, Jr.
Name:	James L. Elrod, Jr.
Title:	President

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer

[Signature Page to Third Amended and Restated Securityholders Agreement]

Exhibit A

Daniel E. Dosoretz 2015 Grantor Retained Annuity Trust #2

James Rubenstein (via Betty Rubenstein)

Alex Dosoretz

Michael J. Katin 2015 Grantor Retained Annuity Trust #2

Howard M. Sheridan 2015 Grantor Retained Annuity Trust #2

Daniel H. Galmarini 2015 Grantor Retained Annuity Trust #2

Bruce M. Nakfoor, Jr. 2015 Grantor Retained Annuity Trust #2

James W. Orr

Joseph Garcia

Steve Patrice

Madlyn Dornaus

Connie Mantz

James Eaton

Andrew Woods

Keith Miller

Bryan J. Carey

Kerry Gillespie

John Miksa (via Valeri Dyke)

David Watson

Quinten Black

Hugo Myslicki

Larry Silverman

Daniel E. Dosoretz 2015 Grantor Retained Annuity Trust dated 3/3/2055

James Rubenstein

Bruce M. Nakfoor, Jr. 2015 Grantor Retained Annuity Trust Dated 3/3/2015